Exhibit 99.1

                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

------------------------------------------
                                                         Chapter 11
In re:
                                                         Case No. 05-11910 (MFW)
14605 INCORPORATED
(f/k/a Pharmaceutical Formulations, Inc.),

                                   Debtor.
------------------------------------------

                        DISCLOSURE STATEMENT PURSUANT TO
                SECTION 1125 OF THE BANKRUPTCY CODE WITH RESPECT
         TO THE DEBTOR'S FIRST AMENDED CHAPTER 11 PLAN OF REORGANIZATION
         ---------------------------------------------------------------

                                     YOUNG CONAWAY STARGATT & TAYLOR, LLP
                                     Michael R. Nestor (No. 3526)
                                     Matthew B. Lunn (No. 4119)
                                     Donald J. Bowman, Jr. (No. 4383)
                                     The Brandywine Building
                                     1000 West Street, 17th Floor
                                     Wilmington, Delaware 19801
                                     (302) 571-6600

                                     Counsel for Debtor and Debtor in Possession

Dated:  January 12, 2006

                                   DISCLAIMER

THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS INCLUDED HEREIN FOR PURPOSES OF SOLICITING ACCEPTANCES OF THE DEBTOR'S FIRST AMENDED CHAPTER 11 PLAN OF REORGANIZATION AND MAY NOT BE RELIED UPON FOR ANY PURPOSE OTHER THAN TO DETERMINE HOW TO VOTE ON THE PLAN. NO PERSON MAY GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS, OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DISCLOSURE STATEMENT, REGARDING THE PLAN OR THE SOLICITATION OF ACCEPTANCES OF THE PLAN.

ALL CREDITORS ARE ADVISED AND ENCOURAGED TO READ THIS DISCLOSURE STATEMENT AND THE PLAN IN THEIR ENTIRETIES BEFORE VOTING TO ACCEPT OR REJECT THE PLAN. PLAN SUMMARIES AND STATEMENTS MADE IN THIS DISCLOSURE STATEMENT WITH RESPECT TO THE PLAN ARE QUALIFIED IN THEIR ENTIRETIES BY REFERENCE TO THE PLAN, THE EXHIBITS ANNEXED TO THE PLAN AND THE PLAN SUPPLEMENT. THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE ONLY AS OF THE DATE HEREOF AND THERE CAN BE NO ASSURANCE THAT THE STATEMENTS CONTAINED HEREIN WILL BE CORRECT AT ANY TIME AFTER THE DATE HEREOF.

THIS DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH SECTION 1125 OF THE BANKRUPTCY CODE AND RULE 3016(C) OF THE FEDERAL RULES OF BANKRUPTCY PROCEDURE AND NOT NECESSARILY IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER NONBANKRUPTCY LAW. THIS DISCLOSURE STATEMENT HAS BEEN NEITHER APPROVED NOR DISAPPROVED BY THE SECURITIES EXCHANGE COMMISSION (THE "SEC"), AND THE SEC HAS NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN. PERSONS OR ENTITIES TRADING IN OR OTHERWISE PURCHASING, SELLING OR TRANSFERRING SECURITIES OR CLAIMS OF THE DEBTOR SHOULD EVALUATE THIS DISCLOSURE STATEMENT AND THE PLAN IN LIGHT OF THE PURPOSE FOR WHICH THEY WERE PREPARED.

AS TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS AND OTHER ACTIONS OR THREATENED ACTIONS, THIS DISCLOSURE STATEMENT SHALL NOT CONSTITUTE OR BE CONSTRUED AS AN ADMISSION OF ANY FACT OR LIABILITY, STIPULATION OR WAIVER, BUT RATHER AS A STATEMENT MADE IN SETTLEMENT NEGOTIATIONS. THIS DISCLOSURE STATEMENT SHALL NOT BE ADMISSIBLE IN ANY NONBANKRUPTCY PROCEEDING NOR SHALL IT BE CONSTRUED TO BE CONCLUSIVE ADVICE ON THE TAX, SECURITIES OR OTHER LEGAL EFFECTS OF THE PLAN AS IT RELATES TO HOLDERS OF CLAIMS AGAINST, OR INTERESTS IN, THE DEBTOR.

                                 IMPORTANT DATES

o     Ballots must be received by February 16, 2006

o Objections to confirmation of the Plan must be filed by February 21, 2006, and served so that they are received by 4:00 p.m. eastern time on that date

o The hearing on Confirmation of the Plan will take place beginning at 11:30 a.m. Eastern Time on February 24, 2006

                  NOTICE OF OPTIONAL RELEASE TO CERTAIN HOLDERS
                     OF CLASS 10 - GENERAL UNSECURED CLAIMS

      If you hold a Claim in Class 10 - General Unsecured Claims of the Plan, you are entitled to vote to accept or reject the Plan, and will have received a Ballot along with this Disclosure Statement. Holders of Allowed General Unsecured Claims in Class 10 (other than the holder of the Landlord Claim and the holders of Litigation Claims) are eligible to receive a distribution equal to 40% of such holders Allowed Claim in addition to any distribution received by virtue of being a member of Class 10 under the Plan. The additional 40% distribution is being offered in exchange for participating in the Global Settlement with ICC on an individual basis. IN ORDER TO PARTICIPATE IN THE GLOBAL SETTLEMENT AND TO RECEIVE THE ADDITIONAL 40% DISTRIBUTION, YOU MUST CHECK THE SPECIALLY MARKED BOX ON YOUR BALLOT TO ACCEPT OR REJECT THE PLAN. It does not matter whether such holder believes that it holds a Claim against ICC or any other party being released in order to participate. The Debtor recommends that you return a Ballot and vote in favor of the Plan and that you check the box granting ICC the Optional Release. Detailed information regarding the voting procedures is contained in Article VIII of this Disclosure Statement.

                                I. INTRODUCTION

      Pharmaceutical Formulations, Inc. (n/k/a 14605 Incorporated), the above-captioned debtor and debtor in possession ("PFI" or the "Debtor"), filed its First Amended Chapter 11 Plan of Reorganization, dated January 12, 2006 (the "Plan"), with the United States Bankruptcy Court for the District of Delaware. A copy of the Plan is annexed hereto as Exhibit 1.(1) The Debtor hereby submits this Disclosure Statement (the "Disclosure Statement") pursuant to section 1125 of the Bankruptcy Code, 11 U.S.C. ss.ss. 101-1330 (the "Bankruptcy Code"), in connection with the solicitation of acceptances or rejections of the Plan from certain holders of Claims and Interests against and in the Debtor.

      Following a hearing held on January 12, 2006, this Disclosure Statement was approved by the Bankruptcy Court as containing "adequate information" in accordance with section 1125 of the Bankruptcy Code. Pursuant to section 1125(a)(1) of the Bankruptcy Code, "adequate information" is defined as "information of a kind, and in sufficient detail, as far as is reasonably practicable in light of the nature and the history of the debtor and the condition of the debtor's books and records, that would enable a hypothetical reasonable investor typical of holders of claims or interests of the relevant class to make an informed judgment about the plan." NO STATEMENTS OR INFORMATION CONCERNING THE PLAN AND THE TRANSACTIONS CONTEMPLATED THEREBY HAVE BEEN AUTHORIZED, OTHER THAN THE STATEMENTS AND INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT AND THE INFORMATION ACCOMPANYING THIS DISCLOSURE STATEMENT. ALL OTHER STATEMENTS REGARDING THE PLAN AND THE TRANSACTIONS CONTEMPLATED THEREBY, WHETHER WRITTEN OR ORAL, ARE UNAUTHORIZED.

      APPROVAL OF THIS DISCLOSURE STATEMENT BY THE BANKRUPTCY COURT DOES NOT INDICATE THAT THE BANKRUPTCY COURT RECOMMENDS EITHER ACCEPTANCE OR REJECTION OF THE PLAN NOR DOES SUCH APPROVAL CONSTITUTE A DETERMINATION BY THE BANKRUPTCY COURT OF THE FAIRNESS OR MERITS OF THE PLAN OR OF THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT.

      THIS DISCLOSURE STATEMENT CONTAINS IMPORTANT INFORMATION THAT MAY BEAR UPON YOUR DECISION TO ACCEPT OR REJECT THE PLAN PROPOSED BY THE DEBTOR. EACH HOLDER OF A CLAIM OR INTEREST SHOULD READ THIS DISCLOSURE STATEMENT AND THE PLAN IN THEIR ENTIRETY, INCLUDING THE CONDITIONS TO EFFECTIVENESS OF THE PLAN CONTAINED IN SECTION VII.F. AFTER CAREFULLY REVIEWING THESE DOCUMENTS, IF YOU ARE AN INTEREST HOLDER ENTITLED TO VOTE,

----------
(1) Capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed to them in the Plan.

PLEASE INDICATE YOUR VOTE WITH RESPECT TO THE PLAN ON THE ENCLOSED BALLOT AND RETURN IT IN THE ENVELOPE PROVIDED.

A.    Disclosure Statement Enclosures

      Accompanying this Disclosure Statement, among other things, are copies of:

      1.    the Plan (a copy of which is annexed hereto as Exhibit 1);

      2. a Notice (a) fixing the time for casting Ballots either accepting or rejecting the Plan, (b) fixing the deadline for Filing objections to Confirmation of the Plan and (c) scheduling a hearing on Confirmation of the Plan (the "Notice");

      3.    a copy of the order approving this Disclosure Statement; and

      4. for impaired Creditors entitled to vote to accept or reject the Plan, a ballot for acceptance or rejection of the Plan (the "Ballot").

B.    Only Impaired Classes Vote

      Pursuant to the provisions of the Bankruptcy Code, only Classes of Claims and Interests that are "impaired" under the Plan may vote to accept or reject the Plan. Generally, a claim or interest is impaired under a plan if the holder's legal, equitable or contractual rights are changed under such plan. In addition, if the holders of claims or interests in an impaired class do not receive or retain any property under a plan on account of such claims or interests, such impaired class is deemed to have rejected the Plan under section 1126(g) of the Bankruptcy Code.

      Claims in Classes 1, 2, 3, 4, 5, 6, 7, 8 and 12 are unimpaired, and the holders of Claims in these Classes are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.

      Under the Plan, Claims in Classes 9, 10 and 11 may be impaired and are entitled to vote on the Plan. Interests in Class 13 are to be cancelled under the Plan. Accordingly, the holders of Class 13 Interests are conclusively deemed to have rejected the Plan pursuant to section 1126(f) of the Bankruptcy Code. ACCORDINGLY, A BALLOT FOR ACCEPTANCE OR REJECTION OF THE PLAN IS BEING PROVIDED ONLY TO HOLDERS OF CLAIMS IN CLASSES 9, 10 and 11.

      For a summary of the treatment of each Class of Claims and Interests, see "Overview of the Plan" below.

C.    Confirmation Hearing

      The Bankruptcy Court has scheduled a hearing to consider confirmation of the Plan for February 24, 2006 at 11:30 a.m. in the United States Bankruptcy Court, 6th Floor, 824 Market Street, Wilmington, Delaware 19801 (the "Confirmation Hearing"). The Bankruptcy Court has directed that objections, if any, to confirmation of the Plan be served and filed on or before February 21, 2006 at 4:00 p.m. in the manner described in the Notice accompanying this

Disclosure Statement. The date of the Confirmation Hearing may be adjourned from time to time without further notice except for an in-court announcement at the Confirmation Hearing of the date and time as to which the Confirmation Hearing has been adjourned.

      THE PLAN IS PROPOSED BY THE DEBTOR. THE DEBTOR AND THE COMMITTEE BELIEVE THE PLAN PROVIDES THE GREATEST POSSIBLE RECOVERY TO UNSECURED CREDITORS AND URGE ALL HOLDERS OF CLASS 9, 10 and 11 CLAIMS TO VOTE IN FAVOR OF THE PLAN. Voting Instructions are described herein.

D.    Global Settlement

      As is explained more fully below, the Plan contains a settlement by and among the Committee and ICC Industries Inc. ("ICC"), the Debtor's largest shareholder and creditor, pursuant to which ICC has agreed to fund the Plan, including distributions to the holders of Class 9 Convenience Claims (90%) and Class 10 General Unsecured Claims (estimated to be up to 40%), and the Debtor's Estate shall release ICC from any and all claims, suits and actions. For a detailed description of the Global Settlement, including the ICC Consideration being provided by ICC under the Plan and the releases being given by the Debtor's Estate to ICC thereunder, Creditors and other parties in interest are referred to Section V. In addition to the foregoing, ICC has agreed to provide each holder of an Allowed General Unsecured Claim in Class 10 (other than the holder of the Landlord Claim and the holders of Litigation Claims) with an additional distribution equal to 40% on account of such holder's Allowed Claim provided that each such holder checks the box on the Ballot consenting to the Optional Release. THE SPECIFIC TERMS AND CONDITIONS OF THE OPTIONAL RELEASE ARE DISCUSSED MORE FULLY BELOW, AND CREDITORS ARE URGED TO READ ALL SUCH TERMS AND CONDITIONS CAREFULLY PRIOR TO MAKING A DECISION WHETHER OR NOT TO CONSENT TO THE OPTIONAL RELEASE.

E.    Overview of the Plan

      THE FOLLOWING IS A BRIEF SUMMARY OF THE TREATMENT OF CLAIMS AND INTERESTS UNDER THE PLAN. THE DESCRIPTION OF THE PLAN SET FORTH BELOW CONSTITUTES A SUMMARY ONLY. CREDITORS AND OTHER PARTIES IN INTEREST ARE URGED TO REVIEW THE MORE DETAILED DESCRIPTION OF THE PLAN CONTAINED IN THIS DISCLOSURE STATEMENT AND THE PLAN ITSELF, WHICH IS ANNEXED AS EXHIBIT 1 TO THIS DISCLOSURE STATEMENT.

      The Plan is a plan of reorganization, which contains a settlement by and among the Committee, the Debtor and ICC. In exchange for (a) a release of claims by the Debtor's Estate; (b) all Interests in Konsyl; and (c) all Interests in Reorganized PFI, ICC has agreed to (x) provide additional funds to be distributed to Creditors, (y) subordinate the unsecured Claims of ICC and its affiliate, ICC Chemical Corporation ("ICC Chemical"), and (z) waive any and all rights to distributions under its ICC DIP Claims, the Remaining PFI Obligations, and any Allowed Secured Claims for itself, its affiliates, successors and assigns.

      The Plan is to be funded from primarily two sources. First, the net proceeds from the sale of assets to Leiner Health Products, L.L.C. ("Leiner"), which have been specially earmarked for separate escrow accounts to be distributed to certain Creditors. Second, from Cash contributions by ICC.

      Distributions will be made to persons or entities holding Allowed Claims in accordance with the summary for treatment of Claims and Interests set forth below. The number and amount of Allowed Claims will not affect distributions for holders of Allowed Claims in Classes 1 through 9. Actual distributions may differ from those set forth in the table depending on the amount of Claims ultimately allowed in Class 10. No distribution is anticipated for holders of Claims in Class 11 or to holders of Interests in Class 13.

      In addition, holders of Allowed Claims in Class 10 - General Unsecured Claims - may receive an additional distribution (other than the holder of the Landlord Claim or the holders of Litigation Claims) equal to 40% of the Allowed Claim in addition to the regular distribution as a Class 10 Creditor, if such holder agrees to grant ICC the Optional Release by checking the box on the Ballot to accept or reject the Plan.

      Set forth below is a table summarizing the classification and treatment of Claims and Interests under the Plan and the estimated distributions to be received by the holders of such Claims and Interests thereunder. The actual distributions may differ from those set forth in the table depending on the amount of Claims ultimately allowed in each category or Class and the amount of Cash ultimately available for distribution.

                SUMMARY OF ESTIMATED DISTRIBUTIONS UNDER THE PLAN

==============================================================================================================================
DESCRIPTION/CLASS                             ESTIMATED ALLOWED                           ESTIMATED
                                              AMOUNTS                                     DISTRIBUTION (%)
------------------------------------------------------------------------------------------------------------------------------
Administrative Claims - Postpetition claims   $1,500,000                                  100%
for costs and expenses of administration of
the Estate, including professional fees and   Estimated unpaid balance as of the
post-petition ordinary business payables      Effective Date.
------------------------------------------------------------------------------------------------------------------------------
Priority Tax Claims - Any Claim entitled to   $0                                          100%
payment pursuant to 11 U.S.C. ss. 507(a)(7)
------------------------------------------------------------------------------------------------------------------------------
CIT DIP Claim - Allowed Claim of CIT in       $11,418,272.01                              100% (to the extent not already paid
respect of the obligations of the Debtor                                                  in full prior to Confirmation)
arising under the Final CIT DIP Order
==============================================================================================================================

==============================================================================================================================
DESCRIPTION/CLASS                             ESTIMATED ALLOWED                           ESTIMATED
                                              AMOUNTS                                     DISTRIBUTION (%)
------------------------------------------------------------------------------------------------------------------------------
ICC DIP Claims - Allowed Claims of ICC in     $7,072,603.41                               ICC is waiving the right to any
respect of the Outstanding ICC DIP                                                        distributions to the extent
Participations and the ICC DIP Advances                                                   necessary to make required
                                                                                          distributions to holders of Allowed
                                                                                          Claims
------------------------------------------------------------------------------------------------------------------------------
Fee Claims - as defined in Section 4.5 of     $1,250,000                                  100%
the Plan
                                              Estimated unpaid balance as of the
                                              Effective Date.
------------------------------------------------------------------------------------------------------------------------------
Class 1 Other Priority Claims - Any Claim     $2,500,000                                  100%
other than an Administrative Claim or a
Priority Tax Claim, to the extent entitled
to priority pursuant to 11 U.S.C. ss. 507(a)
or (b)
------------------------------------------------------------------------------------------------------------------------------
Class 2 Miscellaneous Secured Claims          $0                                          100%
------------------------------------------------------------------------------------------------------------------------------
Class 3 Prepetition CIT Secured Claim         $14,189,000 (This number includes the       100% (to the extent not already paid
                                              amount of the CIT DIP Claim identified      in full prior to Confirmation)
                                              above)
------------------------------------------------------------------------------------------------------------------------------
Class 4 ICC Prepetition Secured Claim         $31,081,346.26                              ICC is waiving the right to any
                                                                                          distribution to the extent necessary
                                                                                          to make required distributions to
                                                                                          holders of Allowed Claims
------------------------------------------------------------------------------------------------------------------------------
Class 5 GECC Secured Claim                    $2,420,507.63                               100% (to be paid from GE Escrow)
------------------------------------------------------------------------------------------------------------------------------
Class 6 MB Financial Secured Claim            Not to exceed $1,200,000                    100% (to be paid from Equipment
                                                                                          Vendor Escrow)
------------------------------------------------------------------------------------------------------------------------------
Class 7 Key Secured Claim                     $998,452.39                                 100% (to be paid from Equipment
                                                                                          Vendor Escrow)
------------------------------------------------------------------------------------------------------------------------------
Class 8 Buhler Secured Claim                  $1,399,524                                  100%
------------------------------------------------------------------------------------------------------------------------------
Class 9 Convenience Claims                    $450,000                                    Each holder will receive Cash equal
                                                                                          to 90% for any Claim under $15,000,
                                                                                          or for any Allowed Claim greater
                                                                                          than $15,000 in which the holder of
                                                                                          such Claim agrees to treatment under
                                                                                          Class 9
==============================================================================================================================

==============================================================================================================================
DESCRIPTION/CLASS                             ESTIMATED ALLOWED                           ESTIMATED
                                              AMOUNTS                                     DISTRIBUTION (%)
------------------------------------------------------------------------------------------------------------------------------
Class 10 General Unsecured Claims - any       $6,550,000                                  Each holder will receive Cash equal
Claim not included in any other Class of                                                  to a Pro Rata share of the funds
Claims (but specifically excluding (i) the                                                available in the Class 10 Pool and
Assumed Leiner Payables, (ii) any Unsecured                                               any unused funds left in the KERP
Claim of ICC, (iii) the ICC Chemical                                                      Escrow, estimated to be 40%, but not
Unsecured Claim, (iv) any Deficiency Claim,                                               to exceed 40% of their Allowed
and (v) any Insurance Claim)                                                              Claim, ICC also agrees to provide
                                                                                          additional funds as may be necessary
                                                                                          to ensure that holders of Allowed
                                                                                          Claims receive at least a 20%
                                                                                          distribution. The holder of the
                                                                                          Landlord Claim will not receive any
                                                                                          distributions from the Class 10
                                                                                          Pool, but instead will receive the
                                                                                          funds held in the Landlord Escrow on
                                                                                          account of such Claim. Furthermore,
                                                                                          holders of Allowed General Unsecured
                                                                                          Claims (other than the holder of the
                                                                                          Landlord Claim and the holders of
                                                                                          the Litigation Claims) who consent
                                                                                          to the Optional Release will also
                                                                                          receive an additional 40% on account
                                                                                          of such Claim.
------------------------------------------------------------------------------------------------------------------------------
Class 11 Subordinated Claims                  $7,861,196.38                               0% (it is not anticipated that there
                                                                                          will be a distribution to holders of
                                                                                          Class 11 Claims)
------------------------------------------------------------------------------------------------------------------------------
Class 12 Interests                            N/A                                         100% (ICC shall retain all of its
                                                                                          Interests in Reorganized PFI)
------------------------------------------------------------------------------------------------------------------------------
Class 13 Interests                            N/A                                         0% (all Interests other than the
                                                                                          Class 12 Interests shall be
                                                                                          cancelled on the Effective Date of
                                                                                          the Plan)
==============================================================================================================================

F.    Person to Contact for More Information

      Any interested party desiring further information about the Plan should contact counsel for the Debtor: Matthew Lunn, Esq., Young Conaway Stargatt & Taylor, LLP, The Brandywine Building, 1000 West Street, 17th Floor, Wilmington, Delaware 19801, telephone: (302) 571-6600, e-mail: mlunn@ycst.com.

                             II. GENERAL BACKGROUND

A.    Overview of the Debtor

      The Debtor, a Delaware corporation was, as of the Petition Date, a publicly traded private label manufacturer and distributor of nonprescription over-the-counter ("OTC") solid dose generic pharmaceutical products in the United States. The Debtor's products were sold under customers' store brands or other private labels, manufactured for national brand name pharmaceutical companies, or sold in bulk to others who repackaged them for sale to small, typically independent, retailers and other manufacturers without the necessary government approvals to manufacture pharmaceutical products themselves. Generic pharmaceutical products, which are sold under chemical names rather than brand names, possess chemical compositions equivalent to the brand name drugs on which they are patterned. Generic drugs are subject to the same governmental standards for safety and effectiveness as the brand name equivalents, but are typically sold at prices substantially below the brand name products.

      As of the Petition Date, the Debtor was one of the four largest manufacturers of private-label OTC products in the United States, manufacturing
7.2 billion units annually and with gross sales of approximately $75.7 million in 2004. The Debtor had developed and offered an extensive product line of over 90 different types of generic OTC products through a combination of NDAs (new drug applications), ANDAs (abbreviated new drug applications) and OTC monogram filings. The Debtor's product line included, but was not limited to, analgesics (such as ibuprofen, acetaminophen and naproxen sodium), cough-cold preparations, sinus/allergy, gastrointestinal relief products, and fiber colon health products. The generic OTC pharmaceutical products manufactured by the Debtor were chemically and therapeutically equivalent to such brand name products as Advil, Aleve, Anacin, Tylenol, Bufferin, Ecotrin, Mortin, Excedrin, Sorninex, Sudafed, Comtrex, Sinutab, Dramamine, Actifed, Benadryl, Allerest, Tagament, Metamucil, and Citracel.(2)

      On May 15, 2003, the Debtor acquired the stock of Konsyl Pharmaceuticals, Inc. ("Konsyl") for cash in the amount of $6,502,000, a seller note in the amount of $2,500,000 and warrants to purchase 1.2 million shares of the Debtor's common stock, valued at $244,000. Konsyl, which is not a debtor in this Chapter 11 Case, manufactures and distributes powdered, dietary natural fiber supplements in Easton, Maryland. The Debtor's acquisition of Konsyl was

----------
(2) Any brand name referenced herein is a registered trademark of companies unrelated to the Debtor, unless otherwise stated.

financed by a combination of asset-based and term loan financing aggregating $3,700,000 from CIT Business Credit, as well as a loan of $1,627,000 from ICC, $595,000 of equipment financing facilitated by ICC, and a five year note in the amount of $2,500,000 in favor of Frank X. Buhler.

      As of the Petition Date, the Debtor employed approximately 402 full-time employees, the majority of whom were engaged in manufacturing and other operational activities. Approximately 287 employees were covered by the collective bargaining agreement with Local 522 affiliated with the International Brotherhood of Teamsters of New Jersey (the "Teamsters Collective Bargaining Agreement") and three (3) employees were covered by the collective bargaining agreement with Local 68 of the International Union of Operating Engineers, affiliated with the AFL-CIO (the "AFL-CIO Collective Bargaining Agreement" and together with the Teamsters Collective Bargaining Agreement, the "Collective Bargaining Agreements").

B.    Debtor's Relationship with ICC and ICC Prepetition Indebtedness

      ICC is the holder of approximately 86.5% of the Debtor's common stock. The remaining holders of common stock and other securities issued by the Debtor, including options and warrants, purchased their Interests from time to time prior to and following the Petition Date. At various times prior to the Petition Date, the Debtor and ICC entered into certain business transactions and agreements. For example, since December 21, 2001, the Debtor and ICC have filed a consolidated Federal income tax return. As a result of filing a consolidated return, the Debtor and ICC entered into a tax sharing agreement. Pursuant to the tax sharing agreement, the Debtor receives a credit for the cash savings generated by ICC's utilization of the current tax losses or utilization of tax loss carryforwards. The Debtor also purchases raw material from ICC's affiliate, ICC Chemical. In 2004, the Debtor purchased approximately $6.6 million of raw materials from ICC Chemical. By purchasing from ICC Chemical, the Debtor believed that it paid ICC Chemical less than it would pay vendors supplying similar raw materials because of ICC Chemical's purchasing power. As of the Petition Date, ICC Chemical asserts that it is owed approximately $7,861,196.38 from the Debtor on account of materials delivered to the Debtor (the "ICC Chemical Unsecured Claim").

      In addition, for several years prior to the Petition Date, ICC made loans and advances to the Debtor to fund its business operations. These loans and advances, which are more fully described in the Debtor's various filings made with the Securities and Exchange Commission, were critical to the Debtor because the borrowings made available by CIT (discussed below) were insufficient to cover necessary operating costs and expenses. As discussed more fully in the Debtor's Form 10-K dated April 18, 2005, ICC committed to provide loans and advances to the Debtor through March 31, 2006 to fund the Debtor's operations. Relevant pages of the Debtor's Form 10-K dated April 18, 2005 are included in the Plan Supplement. ICC's pre-petition loans and advances are evidenced by, inter alia, (i) Term Loan and Security Agreement and related Promissory Note, dated as of December 31, 2004; (ii) Term Loan and Security Agreement and related Promissory Note, dated as of March 31, 2005; and (iii) certain reimbursement obligations for amounts drawn under a letter of credit issued by Standard Chartered Bank for the account of ICC (together with all other agreements, documents and instruments executed and/or delivered in connection therewith, the "ICC Loan Documents"). Since the Petition Date, ICC has continued to advance funds to the Debtor as a junior loan participant in the debtor-in-possession financing provided by CIT and as a debtor-in-possession lender under a DIP Loan Agreement entered into between ICC and the Debtor in order to fund business operations and certain costs and expenses associated with the wind-down of the Debtor's business and the Chapter 11 Case.

      As of the Petition Date, ICC asserts that it is owed approximately $31,081,346 pursuant to the ICC Loan Documents and secured by a second priority lien on the Debtor's assets (the "ICC Prepetition Secured Claim").

C.    The CIT Prepetition Obligations

      The Debtor's primary senior secured indebtedness consists of borrowings under a revolving credit facility and term loan with CIT. Prior to the Petition Date, CIT made loans and advances and provided credit accommodations to the Debtor and Konsyl pursuant to (i) the First Amended and Restated Financing Agreement dated as of May 15, 2003, together with the Waiver and Amendment dated March 25, 2004, the Waiver and Amendment dated April 26, 2004, the Waiver and Amendment dated May 18, 2004, the Waiver and Amendment dated August 20, 2004, the Waiver and Amendment dated September 20, 2004, and the Waiver and Amendment dated April 15, 2005 (collectively, the "Prepetition Loan Agreement"), and (ii) the Term Loan Promissory Note, dated May 15, 2003 in the original principal amount of $2,000,000 (the "Term Loan" and together with the Prepetition Loan Agreement, the "Prepetition Financing Agreements"). The obligations under the Prepetition Financing Agreements are secured by a first priority lien on the Debtor's and Konsyl's assets, including, but not limited to, inventory and equipment.(3) As of the Petition Date, the total principal amount due to CIT on account of the Prepetition Financing Agreements was approximately $14,189,000 (the "Prepetition CIT Secured Claim").

      The Debtor and the Committee have undertaken to investigate the validity and priority of CIT's claimed liens; any potential claims that may exist on behalf of the Debtor's Estate against CIT (in their capacity as such); and any potential defenses to the claims and interests asserted by CIT against the Debtor's Estate or the Debtor's assets, including the Debtor's Interest in Konsyl. To that end, the Debtor and the Committee have received the Uniform Commercial Code ("UCC") and mortgage filings made by CIT in support of their claimed liens, and other relevant documents, and has conducted other manner of investigation. The Debtor and the Committee determined that CIT properly perfected its security interest in substantially all of the Debtor's assets as of the Petition Date and further determined not to assert any potential claims and defenses against CIT.

----------
(3) ICC had originally guaranteed up to $2 million of the Debtor's obligation under the Prepetition Credit Agreement. In connection with the Debtor's efforts to file for relief under Chapter 11 to effectuate the sale described herein and to otherwise reorganize its affairs, CIT required ICC to increase its guarantee to $3.5 million of the Debtor's obligations under the Prepetition Credit Agreement. ICC also posted cash collateral with CIT in connection with such guaranty in the amount of $2,335,000.

      Accordingly, on September 27, 2005, the Debtor filed a motion (the "CIT Release and Assignment Motion") with the Bankruptcy Court for entry of an order, among other things, authorizing (i) the Debtor to pay all of the obligations owed to CIT under the Final DIP Order and Financing Agreements (as defined in the Final DIP Order); (ii) the Debtor and its Estate to release CIT as required under the Final DIP Order; and (iii) an assignment by CIT of all of its rights, claims and entitlements under the Final DIP Order and Financing Agreements to ICC. A hearing to consider the CIT Release and Assignment Motion occurred on November 1, 2005, following which the Bankruptcy Court entered an order approving the CIT Release and Assignment Motion (the "Release and Assignment Order").

D.    Other Prepetition Secured Indebtedness

      Prior to the Petition Date, the Debtor incurred other secured indebtedness, which can be described as follows:

      (i)   Frank X. Buhler Secured Note

      On May 15, 2003, the Debtor acquired the stock of Konsyl. The Debtor's acquisition of Konsyl was financed by a combination of asset-based and term loan financing aggregating $3,700,000 from CIT as well as a loan of $1,627,000 from ICC, $595,000 of equipment financing facilitated by ICC, and a five (5) year note in the amount of $2,500,000 in favor of Frank X. Buhler (the "Buhler Note"), the prior sole shareholder of all of the stock of Konsyl.

      The Buhler Note is secured by a subordinate lien on certain assets of PFI, including inventory and receivables. ICC guaranteed the Debtor's payment of the Buhler Note. As of the Petition Date, the Buhler Note remained outstanding in the approximate amount of $1,399,524.

      (ii)  Equipment Financing Agreements

      Prior to the Petition Date, the Debtor entered into several equipment lease agreements with General Electric Capital Corporation ("GECC"), Key Equipment Finance ("Key") and MB Financial Bank, N.A. (by assignment dated July 14, 2004 from Coach Capital, LLC) ("MB Financial") for the acquisition of certain machinery and equipment necessary for the Debtor's business operations. ICC guaranteed the Debtor's obligations to GECC, Key and MB Financial. Each of GECC, Key and MB Financial has filed UCC-1 financing statements with respect to the security interests granted in and to the specific machinery and equipment listed in their respective agreements. As of the date hereof, GECC is owed approximately $2,420,507.63 (the "GECC Secured Claim"); Key is owed approximately $998,452.39 (the "Key Secured Claim"); and MB Financial is owed an amount not to exceed $1,200,000 (the "MB Financial Secured Claim").

E.    Pre-Petition Litigation Involving PFI

      Set forth below is a description of certain litigations commenced against the Debtor prior to the Petition Date, which give rise to certain disputed, contingent and unliquidated unsecured Claims against the Debtor (collectively, the "Litigation Claims"):

      1.    Fiorito vs. PFI

      This action was brought against the Debtor and two other defendants in the United States District Court for the Southern District of New York seeking $20 million in actual damages and $40 million in punitive damages related to the sales of allegedly defective products. This is one of thousands of Phenylpropanolamine (PPA) cases brought nationally by plaintiffs' attorneys against manufacturers of generic and ethical medicines. The plaintiff in this case allegedly suffered a stroke. This case has been defended for several years without a reservation of rights by two insurers and managed by those insurers' agent, Resurgens Specialty Underwriting, Inc. of Atlanta, Georgia. Therefore, the Debtor believes that there should be no liability on this Claim. In addition, there is a tentative settlement pending with Fiorito for $225,000, which will be fully funded by the insurers.

      2.    Apotex Corporation and Torpharm vs. PFI

      In July 2000, an action was instituted in the Circuit Court of Cook County, Illinois against the Debtor by Apotex Corporation and Torpharm, Inc. (jointly, "Apotex") seeking an unspecified amount of damages and specific performance of an alleged obligation to purchase all of the Debtor's "requirements" of particular product solely from Apotex. The counts specified in the complaint include breach of contract, negligent misrepresentation, breach of implied covenant of good faith and fair dealing, breach of implied covenant to use best efforts, specific performance, breach of fiduciary duty, reformation (based upon fraud) and a Uniform Commercial Code action for the price of approximately 3 million tablets. Apotex's expert testified in deposition that Apotex suffered damages of approximately $3.1 million as a result of the alleged breaches.

      At the end of discovery, the Debtor filed a motion for summary judgment. The county court then dismissed all contract-based claims due to lack of evidence. The central finding of the county court was that the contract, drafted and negotiated by sophisticated businesspersons, contained no "requirements" term. The county court ruled that Apotex's offer of parol evidence (the admissibility of which was questionable), if accepted and viewed most favorably to Apotex, was still insufficient to overcome the missing contract term. The remaining claims, which were not addressed by the county court, appear to be even weaker than the dismissed claims, as they require proof of fraud and/or a fiduciary relationship, as well as proof that the agreement was a "requirements" contract. In fact, Apotex's litigation counsel proposed, and the Debtor accepted, an agreement to stay the trial on the remaining counts so that the contract related dismissals could be appealed first.

      The dismissals are now on appeal, which has also been stayed. The Debtor believes, upon advice of its litigation counsel, that the appeal, if pursued by Apotex, is more likely than not to be unsuccessful. In addition, even if the appeal were successful, Apotex's chances of success at trial are very poor due to lack of evidence, which is why the case was dismissed by the trial judge.

      Further, the Debtor had prepared a pre-trial in limine motion to bar Apotex's expert from testifying at trial on damages and/or to declare that, in the event the Debtor were found to be liable, there was no proof of any damages. The Debtor believes, on the advice of its litigation counsel, that this unfiled motion was likely to be granted, as the primary flaw in the Apotex expert report was that the expert admittedly assumed that the Debtor would have had the same "requirements" at the Apotex contract price as the Debtor had when buying from other suppliers at a deep discount. In fact, the Apotex contract price was higher than the price the Debtor could sell the product for in the market place. Therefore, the Debtor is confident that in the event it were held to be in breach of the contract for failure to purchase its "requirements" from Apotex, that the Debtor could establish the fact that it had no requirements for Apotex product.

      The Debtor believes that the proper valuation of Apotex's Claim is $0.

      3.    Susan Stanley v. PFI

      Susan Stanley sued the Debtor and other generic drug manufacturers in the 274th Judicial District Court, Texas, alleging that she had suffered a stroke and other injuries as a result of ingesting PPA-containing products sold by the Debtor. Damages were unspecified. The Debtor was able to obtain a defense of the case from co-defendant TEVA Pharmaceuticals USA, Inc. ("TEVA"), the alleged manufacturer of the products at issue. TEVA's insurer, XL Insurance Global Risk, located in Dallas, Texas, has retained counsel and is defending the claim against the Debtor. The defense is under a reservation or rights. However, the Debtor is unaware of any facts that would permit TEVA's insurer to ultimately deny coverage. The Debtor believes that that the proper valuation of this Claim is $0.

      4. Perrigo Company ("Perrigo")/Darrian Kelly "PPA" products liability Litigation

      Perrigo was sued in Florida State Court by Darrian Kelly for injuries he allegedly suffered after ingesting diet pills marketed by Perrigo. On August 14, 2004, prior to the Petition Date, Perrigo wrote to the Debtor claiming that the Debtor had sold Perrigo the offending products, and demanded indemnity. The Debtor's counsel responded by requesting proofs that the Debtor was the manufacturer. At the same time, the Debtor began its own internal investigation to determine if it was the manufacturer. The facts obtained from Perrigo and the Debtor were as follows: the Debtor was one of two manufacturers who supplied Perrigo with this type of product during the relevant time period, the other being KV Pharmaceuticals. There is no way at this late date to determine which of the two manufacturers supplied Perrigo with the offending pills. Research of Florida law indicated that Florida would not allow liability to be established against the Debtor without the identification of the Debtor as the manufacturer of the offending products. Upon informing Perrigo's counsel of these findings, on March 7, 2005, the Debtor received no further communications. Perrigo did not file an indemnity claim against the Debtor in Florida or elsewhere.

      Kelly also filed a proof of claim, but did not file suit against the Debtor. In any event, Kelly faces the same challenges with establishing his Claim as face Perrigo. Therefore, the Debtor believes that the proper valuation of this Claim is $0.

      On November 1, 2005, the Debtor filed a First and Second Omnibus Objection seeking an order, among other things, expunging the Litigation Claims based upon the facts described above. In addition, the Debtor expects to have a hearing prior to the Confirmation Hearing for an order estimating the value of the Litigation Claims at $0 under section 502(c) of the Bankruptcy Code.

F.    Events Leading to Chapter 11

      The OTC pharmaceutical industry is a highly competitive and regulated industry that is marked by overcapacity and numerous competitors producing essentially the same products. The Debtor not only competed with a number of manufacturers of generic OTC products, but also with brand name drug manufacturers.

      Over the past few years, the Debtor, attempting to stay competitive, experienced certain operational difficulties and liquidity shortfalls. Increased consolidation among major retailers, as well as the increased popularity of reverse bids and online auctions, limited the Debtor's ability to competitively price its products. As a result, the Debtor was forced to, among other things, obtain a waiver from CIT of certain covenants and amendments to the Prepetition Credit Agreement and borrow substantial funds from ICC in order to attempt to meet its necessary operating obligations. As the Debtor reviewed its financial situation and the available alternatives, and in light of the fact that ICC's commitment to make loans and advances was to expire on March 30, 2006, the Debtor, in conjunction with its professionals, determined that an orderly sale within chapter 11 before year-end was the best option for the Debtor to maximize the enterprise value of its business for the benefit of its Estate and all creditors.

                            III. THE CHAPTER 11 CASE

A.    Commencement of Case

      On July 11, 2005 (the "Petition Date"), the Debtor filed its petition under Chapter 11 of the Bankruptcy Code and continued in the management and possession of its business and property as a debtor in possession pursuant to sections 1107 and 1108 of the Bankruptcy Code. No trustee, or examiner has been appointed in this Chapter 11 Case.

B.    Retention of Professionals

      1.    Retention of Bankruptcy and Special Counsel

      By order dated August 3, 2005, the Debtor was authorized to retain Young Conaway Stargatt & Taylor, LLP to serve as its bankruptcy counsel in the Chapter 11 Case. In addition, by order dated August 3, 2005, the Debtor was authorized to retain Stroock & Stroock & Lavan LLP as special SEC counsel.

      2.    Retention of Other Professionals

      By orders dated August 3, 2005, the Debtor was authorized to retain SSG Capital Advisors ("SSG") as its investment banker and Executive Sounding Board Associates Inc. ("ESBA") as its interim chief financial officer and management consultant in the Chapter 11 Case. Further, by order dated September 20, 2005, the Debtor was authorized to retain Keen Realty, LLC as special real estate consultant. By order dated October 14, 2005, the Debtor retained Dovebid Valuation Services, Inc. as appraiser. The Debtor was also authorized to retain Delaware Claims Agency LLC as claims agent in the Chapter 11 Case.

      3. Appointment of Official Committee of Unsecured Creditors and Retention of Counsel

      Shortly after the Petition Date, the United States Trustee convened a meeting of creditors and appointed an Official Committee of Unsecured Creditors (the "Committee"). By orders dated August 24, 2005, the Committee was authorized to retain the law firm of Winston Strawn, LLP, as counsel, Ashby & Geddes, P.A., as local counsel, and FTI Consulting Inc., as financial advisors.

C.    DIP Financing

      Prior to the Petition Date, the Debtor negotiated the terms and conditions of debtor-in-possession financing with CIT in order to enable the Debtor to continue to borrow under the Pre-Petition Loan Agreement, as amended by a certain Ratification and Amendment Agreement entered into by the Debtor, Konsyl and CIT, dated as of July 13, 2005 (the "Ratification Agreement").

      On July 13, 2005, the Bankruptcy Court entered an Interim Order (a) Authorizing the Debtor to Obtain Post-Petition Financing and Grant Security Interest and Superpriority Administrative Expense Status Pursuant to 11 U.S.C. ss.ss. 105 and 364(c); (b) Modifying the Automatic Stay Pursuant to 11 U.S.C. ss. 362; and (c) Authorizing Debtor to Enter into Agreements with the CIT Group/Business Credit, Inc. ("Interim DIP Order"). The Interim DIP Order authorized the Debtor to, among other things, enter into the Ratification Agreement, which ratified, extended, adopted and amended the Prepetition Loan Agreement and certain other prepetition financing agreements entered into between the Debtor and CIT.

      Thereafter, on August 3, 2005, the Bankruptcy Court entered a Final Order
(a) Authorizing the Debtor to Obtain Post-Petition Financing and Grant Security Interest and Superpriority Administrative Expense Status Pursuant to 11 U.S.C. ss.ss. 105 and 364(c); (b) Modifying the Automatic Stay Pursuant to 11 U.S.C. ss. 362; and (c) Authorizing Debtor to Enter into Agreements with the CIT Group/Business Credit, Inc. (the "Final CIT DIP Order").

      As noted above, the borrowings made available by CIT under the Prepetition Loan Agreement, as amended by the Ratification Agreement, were insufficient to cover all of the Debtor's ongoing expenses. Accordingly, prior to the Petition Date the Debtor requested and ICC agreed to continue to fund certain shortfalls in order to permit the Debtor to continue to operate its business during the Chapter 11 Case. In this regard, pursuant to a Junior Participation Agreement entered into between ICC and CIT, dated as of July 13, 2005, among other things,

ICC agreed to purchase junior participations in the post-petition debtor-in-possession financing made available to the Debtor by CIT under the Ratification Agreement. In addition, ICC also purchased a 100% participation interest in the outstanding obligations due CIT by Konsyl, which as of the date hereof are in the amount of $1,286,626.54 (the "Konsyl Obligations").

      ICC's participation in the post-petition financing through the Junior Participation Agreement was critical since the borrowing formula required by CIT in the Ratification Agreement did not provide the Debtor with necessary funds to operate as a going concern through the closing of the sale of substantially all of the Debtor's assets to Leiner (the "Sale"). Indeed, pursuant to the Junior Participation Agreement, ICC funded "Over Budget Advances," "Overformula Advances" and "Carve Out Payments," totaling the principal amount of $4,340,000 (the "ICC DIP Participations"). Absent ICC's participation in the debtor-in-possession financing, the Debtor would not have been able to continue to operate and would likely have been required to immediately liquidate its assets without the benefit of an orderly sale process. As noted more fully below, after application of the proceeds from the Sale to the obligations of the Debtor under the Ratification Agreement and Final DIP Order, CIT has been paid in full and there remains the sum of $4,140,603.41 as due and owing to ICC on account of the ICC DIP Participations.

      Additionally, by interim order dated November 1, 2005, and final order dated January 6, 2006 (collectively, the "ICC DIP Order"), ICC was authorized on an interim and then final basis to lend additional funds to the Debtor on the terms and conditions contained in the DIP Loan Agreement, dated as of November 1, 2005 (the "ICC DIP Loan Agreement"), for the purposes more fully set forth in the budget annexed thereto (the "ICC DIP Advances"). To date, ICC has advanced approximately $2,932,000 to the Debtor under the ICC DIP Loan Agreement and the ICC DIP Order.

D.    KERP, Termination of Collective Bargaining Agreements and Severance

      1.    KERP

      As a means to provide the proper incentives for the Debtor's key employees to work toward and remain through the Sale to Leiner and the chapter 11 process, the Debtor formulated the Pharmaceutical Formulations, Inc. Key Employee Retention Plan (the "KERP"), which was approved by order dated August 8, 2005. Pursuant to the KERP, certain employees determined to be crucial to the Debtor's operations, consummation of the Sale and its chapter 11 efforts (each a "Key Employee", and collectively, the "Key Employees") are eligible to receive a retention bonus (the "Retention Bonus"). The KERP contains two phases of retention bonus payments. The first phase includes the Key Employees identified on Exhibit A to the KERP (collectively, the "Phase I Participants") and provides a lump sum retention bonus payment equal to fifty percent (50%) of the Phase I Participants' base salary provided that such Phase I Participant remains with the Debtor through and including the later to occur of (a) sixty (60) days after the date of the consummation of the Sale and, if the Debtor's facility located in Edison, New Jersey is not transferred in such sale, the date upon which the Debtor no longer operates such facility as a pharmaceutical manufacturing plant or (b) the date upon which such Phase I Participant is terminated by the Debtor other than for cause after the effective date of the KERP, but prior to the vesting date under the program. The second phase of the KERP provides a lump sum payment equal to one-hundred percent (100%) of the base salary of the Key Employees identified on Exhibit B to the KERP (the "Phase II Participants") who remain with the Debtor through and including the later to occur of (a) the date upon which (i) all information and data has been transferred to Leiner and, if applicable, (ii) the Edison New Jersey facility is delivered in broom clean condition to the landlord or (b) the date upon which such Phase II Participant is terminated by the Debtor other than for cause after the effective date of the KERP but prior to the vesting date under the program.

      2.    Termination of Collective Bargaining Agreements and Severance

      Recognizing that the employees were essential to ensure the continued operation of the Debtor's business through consummation of the Sale and that upon consummation of the Sale the collective bargaining agreements would have to be terminated, the Debtor, Local 522 affiliated with the International Brotherhood of Teamsters of New Jersey ("Local 522"), Local 68 of the International Union of Operating Engineers affiliated with the AFL-CIO ("Local 68"), and the United Teamsters Fund (the "Fund") negotiated agreements for the termination of the respective collective bargaining agreements and approval of certain severance benefits to full time employees not otherwise covered by the KERP.

      The Stipulation By and Between Debtor, Local 522 Affiliated with International Brotherhood of the Teamsters of New Jersey and the United Teamsters Fund (the "Local 522 Stipulation"), which was approved by order dated August 30, 2005, provided, among other things, that (i) the Fund would continue to provide single and family health and welfare benefits as provided under Local 522's collective bargaining agreement through and including the termination of Local 522's collective bargaining agreement; (ii) the Debtor would continue to meet its postpetition obligations to the Fund and will remit the prepetition arrears to the Fund according to a payment schedule; (iii) subject to the Debtor's consummation of the Sale and in connection with the closing of the Edison, New Jersey facility, Local 522's collective bargaining agreement shall be deemed terminated upon not less than fourteen (14) days' written notice from the Debtor to Local 522, but in any event not sooner than September 24, 2005;
(iv) provided that the Debtor consummates the Sale, the Debtor will remit to each employee, upon such employee's termination without cause, such employee's "Leave Entitlements" (as defined in the Local 522 Stipulation); (v) the Fund, upon payment of the amount set forth in paragraph 2 of the Local 522 Stipulation and termination of the Local 522's collective bargaining agreement as provided in paragraph 3 of the Local 522 Stipulation, shall forever waive, relinquish and surrender any and all claims that arise from and under any writing or agreement that they have, may have or may in the future have against the Debtor or its Estate, including, without limitation, under Local 522's collective bargaining agreement; and (vi) upon payment of the amount set forth in paragraph 4 of the Local 522 Stipulation and termination of Local 522's collective bargaining agreement as provided in paragraph 3 of the Local 522 Stipulation, Local 522 and its affiliates, agents, successors and assigns shall forever waive, relinquish, and surrender any and all claims that such parties have, may have or may in the future have against the Debtor or its Estate, including without limitation under Local 522's collective bargaining agreement.

      The Stipulation By and Between Debtor and Local 68 of the International Union of Operating Engineers Affiliated with the AFC-CIO (the "Local 68 Stipulation"), which was approved by order dated August 30, 2005, provided, among other things, that (i) subject to the

Debtor's consummation of the Sale and in connection with the closing of the Edison, New Jersey facility, Local 68's collective bargaining agreement shall be deemed terminated upon not less than fourteen (14) days' written notice from the Debtor to Local 68, but in any event not sooner than September 24, 2005; (ii) provided that the Debtor consummates the Sale, the Debtor will remit to each Employee, upon such Employee's termination without cause, such employee's "Leave Entitlements" (as defined in the Local 68 Stipulation) and two (2) weeks of base wages as severance; and (iii) upon payment of the amount set forth in paragraph 3 of the Local 68 Stipulation and termination of Local 68's collective bargaining agreement as provided in paragraph 2 of the Local 68 Stipulation, Local 68 and its affiliates, agents, successors and assigns shall forever waive, relinquish, and surrender any and all claims that such parties have, may have or may in the future have against the Debtor or its Estate, including without limitation under Local 68's collective bargaining agreement.

      All amounts required to be paid by the Debtor under the Local 522 Stipulation and the Local 68 Stipulation have been paid in full.

      The Debtor also obtained approval through the order dated August 30, 2005 to adopt and implement a severance plan (the "Severance Plan") for non-union employees upon termination for reasons other than cause. The Severance Plan was substantially similar to the prepetition severance policy, with one exception, the inclusion of employees' accrued leave entitlements. Under the Severance Plan, the amount of severance paid to a particular employee depends upon the years of service to the Debtor. Specifically, in addition to accrued leave entitlements, employees with (i) less than one to two years of service were entitled to receive two weeks of base wages, (ii) two to three years of service were entitled to receive three weeks of base wages, (iii) three to four years of service were entitled to receive four weeks of base wages, (iv) four to five years of service were entitled to receive five weeks of base wages, and (v) five or more years of service were entitled to eight weeks of base wages.

E.    Asset Sale

      1.    Sale of Substantially All of the Debtor's Assets to Leiner

      Prior to the Petition Date, the Debtor pursued a sale transaction with certain interested parties. As a result of these efforts, on or about July 8, 2005, the Debtor executed an Asset Purchase and Sale Agreement (the "Leiner APA") with Leiner Health Products L.L.C. ("Leiner"), for the sale of substantially all of the Debtor's assets for $23,000,000, less certain purchase price adjustments. Significantly, in order to ensure that Leiner would receive appropriate credit for any purchase price adjustments that it was ultimately entitled to receive based upon a post-closing determination of the "Closing Net Working Capital" (as defined in the Leiner APA), a $4,000,000 escrow was required to be funded at closing.

      On July 14, 2005, the Debtor filed its Motion for Order (A) Approving Sale Procedures Including, Without Limitation, Expense Reimbursement and Break-Up Fee; (B) Approving Form and Manner of Notice; (C) Scheduling a Hearing to Consider the Sale of Substantially All of the Debtor's Assets; And (D) Granting Related Relief (the "Bid Procedures Motion") [Docket No. 35].

      On, July 14, 2005, the Debtor also filed its Motion for an Order Pursuant to Sections 105(a), 363, and 365 of the Bankruptcy Code and Rules 2002, 6004, 6006, and 9014 of the Federal Rules of Bankruptcy Procedure (A) Authorizing the Sale of Substantially All of the Debtor's Assets, Free and Clear of Liens, Claims, Encumbrances, and Interests Subject To Higher or Better Offers; (B) Approving an Asset Purchase and Sale Agreement; (C) Approving the Assumption And Assignment of Certain Executory Contracts and Unexpired Leases In Connection With Such Sale; and (D) Granting Related Relief [Docket No. 36] (the "Sale Motion").

      On August 8, 2005, the Bankruptcy Court entered an order approving the Bid Procedures Motion and, in connection therewith, scheduled certain dates for competing bids, an auction and a hearing to approve the Sale Motion [Docket No. 123].

      Following the entry of the Bid Procedures Motion, the Debtor, together with its financial advisors, SSG, as well as with the assistance of the Committee's financial advisors, FTI, marketed the assets subject to the Leiner APA to other potential interested parties. Despite these extensive efforts, no competing bids were received and, accordingly, no auction was conducted.

      On September 9, 2005, the Debtor and Leiner entered into an Amended and Restated Asset Purchase and Sale Agreement, which agreement amends certain terms and conditions of the Leiner APA (the "Amended Leiner APA").

      On September 22, 2005, the Bankruptcy Court entered an order approving the Sale Motion (the "Sale Order") and authorizing the sale of substantially all of the Debtor's assets to Leiner pursuant to the terms and conditions of the Amended Leiner APA [Docket No. 239].

      2.    Closing of Sale and Application of Sale Proceeds

      On September 23, 2005 (the "Closing Date"), the Debtor and Leiner closed the transaction and thereafter the following was paid and/or funded by Leiner:

Purchase Price per Section 2.4                              $23,000,000.00
Less Estimated Net Working Capital Adjustment                  (138,000.00)
                                                            --------------
Aggregate Purchase Price                                    $22,862,000.00
                                                            --------------
Less Deposit Escrow                                            (750,000.00)
Less Interest on Deposit Escrow                                  (1,569.91)
                                                            --------------
Net Purchase Price Due                                      $22,110,430.09
                                                            --------------
Less Escrow Amount per Section 2.4(c)                        (4,000,000.00)
Less KERP escrow amount per Section 5.7(a) and KERP Order    (2,500,000.00)
Less GECC escrow per Stipulation with GECC                   (2,547,333.74)
Less Equipment Vendors Escrow                                (2,163,725.96)
                                                            --------------
Balance to CIT                                              $11,649,370.39
                                                            ==============

      The $4,000,000 escrow amount described above is hereinafter referred to as the "Purchase Price Adjustment Escrow"; the $2,500,000 escrow amount described above is hereinafter referred to as the "KERP Escrow"; the $2,547,333.74 escrow amount described above is hereinafter referred to as the "GECC Escrow"; and the $2,163,725.96 escrow amount described above is hereinafter defined as "Equipment Vendor Escrow."

      The Purchase Price Adjustment Escrow remains in escrow pending the determination of the Closing Net Working Capital (as required by Section 2.5(a) of the Amended Leiner APA). The Debtor expects that the Closing Net Working Capital should be finalized in December, 2005.

      3.    Assumed Trade Payables

      In addition to the foregoing, pursuant to the Sale Order, and consistent with the terms of the Leiner Amended APA, on the Sale's closing date Leiner assumed the obligation to pay in full trade payables of the Debtor in the approximate amount of $5,300,000. A schedule of the trade payables that have been assumed by Leiner pursuant to the Sale Order is annexed hereto as Exhibit 2 (the "Assumed Leiner Payables"). Because the Assumed Leiner Payables have been paid in full by Leiner, the creditors listed on the schedule annexed to the Sale Order are not entitled to receive any distributions under the Plan, their Claims are deemed satisfied, they are not classified under the Plan and they are not entitled to vote to accept or reject the Plan.

      4.    CIT Prepetition Secured Claim

      On November 1, 2005, the Bankruptcy Court entered the "Release and Assignment Order" pursuant to which, among other things, CIT was authorized to assign all of its rights, claims and entitlements under the Final CIT DIP Order and the Financing Agreements to ICC, and the Debtor was authorized to pay in full all obligations owed under the Final DIP Order and

Financing Agreements. In connection therewith, on or about November 2, 2005, CIT applied the approximate sum of $11,418,272.01, representing all obligations (pre-petition and post-petition) due to CIT under the Final CIT DIP Order and Financing Agreements (net of the amounts due to ICC under the Junior Participation Agreement), including cash collateral of $300,000 to secure "bounced checks," the sum of $500,000 for a Professional fee carve-out and the sum of $328,631.11 for certain disputed collections. In addition, following the entry of the Release and Assignment Order, ICC received the approximate sum of $3,303,280.08, consisting of the return of the ICC cash collateral on account of the guaranty issued by ICC in favor of CIT and proceeds from the Sale, leaving obligations of approximately $4,140,603.41, which remain due and owing by the Debtor to ICC on account of the ICC DIP Participations (the "Remaining PFI Obligations"). By the Assignment and Assumption Agreement between CIT and ICC, dated as of November 1, 2005, CIT assigned all of its rights, claims and entitlements under the Final CIT DIP Order and Financing Agreements to ICC to evidence and secure the Debtor's payment of the Remaining PFI Obligations and remaining obligations owed by Konsyl (the "Remaining Konsyl Obligations").

F.    Rejection of the Edison Lease and Resolution of Landlord's Claims

      The Debtor and the Landlord are parties to a nonresidential real property lease for the premises located at 460 Plainfield Avenue, Edison, New Jersey (the "Premises"). The Premises was originally leased by the Landlord to Private Formulations, Inc., the predecessor to the Debtor, pursuant to a lease dated August 4, 1989 (the "Original Lease"). On or about November 28, 2003, the Debtor and the Landlord entered into a Modification and Extension of the Lease (the "Extension" and together with the "Original Lease," the "Edison Lease"). The Extension extended the term of the Edison Lease for a period of fifteen (15) years from September 1, 2004 through August 31, 2019. The Extension additionally provided that the monthly rent was $147,036.80 for the first five years. The Landlord is a member of the Committee.

      On November 14, 2005, the Debtor filed a motion seeking to, among other things, reject the Edison Lease it held with the Landlord. Thereafter on November 23, 2005, the Landlord filed (i) an objection to the motion to reject the Edison Lease and (ii) a motion to compel the Debtor's payment of certain administrative rent and performance of certain obligations under the Edison Lease. Thereafter, the Debtor, ICC and the Landlord entered into negotiations to resolve the Motion. As a result of these negotiations, the Debtor and the Landlord have reached an agreement, which is currently being memorialized in a stipulation (the "Debtor-Landlord Stipulation") that will provide, in material part, as follows:

o The Edison Lease shall be rejected effective as of November 30, 2005, and the Premises shall be deemed surrendered to the Landlord as of 12:01 a.m. (Prevailing EST) on January 1, 2006.

o The Landlord acknowledges that the Debtor is discharged and absolved from continuing obligations under the Edison Lease, including, but not limited to, security, taxes, utilities, and insurance, incurred on or after January 1, 2006 at 12:01 a.m. (Prevailing EST).

o The Debtor shall pay Plainfield (i) $73,518.40, which amount represents half of the Debtors' monthly rent obligations under the Lease for December 2005; (ii) $83,394.09, which amount represents real property taxes for the Premises for the period from the Petition Date through and including November 30, 2005; and (iii) $9,039.22, which amount represents one half of the real property taxes for the Premises for December 2005.

o The Landlord shall reimburse the Debtor for certain expenses incurred in connection with the Premises for December 2005.

o The Debtor shall pay (i) any undisputed amounts asserted by any utility company associated with water and sewer services (collectively, the "Utility Bills") provided to the Premises for the period from the Petition Date through and including November 30, 2005, and (ii) pay one half of any such Utility Bills for December 2005.

o The Debtor, at its sole expense, shall cooperate and continue to take such actions as are reasonably necessary to obtain a "No Further Action Letter," a "Negative Declaration" or such other similar finding by the New Jersey Department of Environmental Protection ("NJDEP") in connection with the Industrial Site Recovery, Act, N.J. Stat. Ann. ss. 13:1K-6 to 33 ("ISRA"). In addition, in the event that such "No Further Action Letter" or "Negative Declaration" is not obtained, all rights, claims and defenses of the Landlord and the Debtor are expressly reserved.

o     The Debtor and the Landlord exchanged mutual releases.(4)

      Given the rejection of the Edison Lease, the Landlord has a claim against the Debtor's Estate under section 502(b)(6) of the Bankruptcy Code of approximately $4,800,000 (the "Landlord Claim"). As a result of extensive negotiations, ICC and the Landlord recently reached an agreement (the "ICC-Landlord Settlement Agreement") pursuant to which the Landlord has agreed to accept the sum of $1,975,000 in full settlement of the Landlord Claim (the "Landlord Settlement Payment"). In connection with this agreement, ICC deposited $1,975,000 into escrow (the "Landlord Escrow") to secure the payment of the Landlord Settlement Payment. The funds held in the Landlord Escrow shall be released to the Landlord, on the dates and in the manner contained in the ICC-Landlord Settlement Agreement, on account of the Landlord Claim. Further, given that the ICC-Landlord Settlement Agreement provides for mutual releases between ICC and the Landlord (as more fully set forth therein), the Landlord is not eligible to check the box for the Optional Release and receive the ICC Individual Release Contribution under the Plan. Further, the Landlord, subject to the Bankruptcy Court's approval of the Disclosure Statement agrees to vote its Claims in favor of the Plan.

      Nothing contained in this Disclosure Statement or the Plan shall be deemed to modify, amend or otherwise effect the terms and conditions of the ICC-Landlord Settlement Agreement or the Debtor-Landlord Stipulation.

G.    Claims Bar Date

      1.    General

      In accordance with Bankruptcy Rule 3003(c)(3), by order dated August 26, 2005, the Bankruptcy Court established October 11, 2005 (the "Claims Bar Date"), as the last date by which creditors, with certain exceptions, are permitted to file proofs of Claim in the Chapter 11

----------
(4) The preceding bullet points are a summary of the material terms of the Debtor-Landlord Stipulation, which is subject to Bankruptcy Court approval. Accordingly, the terms and provisions of the Debtor-Landlord Stipulation remain subject to change.

Case. The Bankruptcy Court also established January 9, 2006 as the last day within which governmental units are permitted to file proofs of Claim in Chapter 11 Case (the "Government Bar Date" and together with the Claims Bar Date, the "Bar Dates"). Pursuant to Bankruptcy Rule 3003(c)(2), any creditor whose Claim was not scheduled by the Debtor or was scheduled as disputed, contingent, or unliquidated, and who failed to file a proof of Claim on or before the Bar Dates may not be treated as a creditor with respect to that Claim for purposes of voting on the Plan or receiving a distribution thereunder. The holder of any Claim who has failed to file a proof of Claim on or before the Bar Dates or any other date fixed by order of the Bankruptcy Court, as applicable, will be forever barred, estopped and enjoined from (a) asserting any and all Claims that such holder possesses against the Debtor and (b) voting upon, or receiving distributions under, the Plan. Any proof of Claim filed after the Bar Dates shall be disallowed unless otherwise provided herein or ordered by the Bankruptcy Court.

      Unless extended by the Plan Administrator and the holder of any alleged Administrative Claim or ordered by the Bankruptcy Court, requests for payment of Administrative Claims (except for Fee Claims) must be filed and served on the Debtor, its counsel, and the other notice parties set forth in the Administrative Compensation Order, no later than twenty (20) days after the Effective Date (the "Administrative Claim Bar Date"). Any Person or Entity that is required to file and serve a request for payment of an Administrative Claim and fails to timely file and serve such request, shall be forever barred, estopped and enjoined from asserting such Claim or participating in distributions under the Plan on account thereof. Objections to requests for payment of Administrative Claims (except for Fee Claims) must be filed and served on the Plan Administrator, its counsel, and the party requesting payment of an Administrative Claim within thirty (30) days after the filing of such request for payment.

      Unless otherwise ordered by the Bankruptcy Court, requests for payment of Fee Claims incurred through the Effective Date, must be filed and served on the Debtor and its counsel no later than forty-five (45) days after the Effective Date (the "Fee Claim Bar Date"). Any Person that is required to file and serve a request for payment of a Fee Claim and fails to timely file and serve such request, shall be forever barred, estopped and enjoined from asserting such Fee Claim or participating in distributions under the Plan on account thereof. Objections to Fee Claims must be filed and served on the Plan Administrator, its counsel, and the requesting party by twenty (20) days after the filing of the applicable request for payment of the Fee Claim.

      On November 1, 2005, the Debtor filed the Debtor's First and Second Omnibus Substantive Objection to Claims Pursuant to Section 502(b) of the Bankruptcy Code, Bankruptcy Rules 3003 and 3007 and Local Rule 3007-1 in which it seeks an order expunging, reducing and/or reclassifying numerous claims filed incorrectly against the Estate.

H.    Directors and Officers

      1.    Directors:

      The current directors of the Debtor are John L. Oram, James Ingram, Ray Cheesman, Steve Jacoff, Balram Advani and Frank Buhler. On the Effective Date of the Plan, each of the Debtor's directors will resign, and the persons who are identified in the Plan Supplement will become the new directors of Reorganized PFI.

      2.    Officers:

      The current officers of the Debtor are James Ingram (chief executive officer) ESBA (interim chief financial officer) and Dolores Scotto (secretary). On the Effective Date of the Plan, each of the Debtor's officers will resign, and the persons who are identified in the Plan Supplement will become the new officers of Reorganized PFI.

                              IV. ASSETS OF ESTATE

      As of January 1, 2006, the Debtor's principal assets included the following: (a) approximately $221,000 in Cash; (b) 100% Interest in Konsyl; (c) proceeds from all Avoidance Actions, which may be asserted by the Estate; (d) the "KERP Escrow"; and (e) the Purchase Price Adjustment Escrow. The Debtor has no other material assets for distribution to creditors under the Plan. All remaining proceeds from the Sale were deposited into separate escrow accounts to pay the Allowed Secured Claims for certain creditors--the "GECC Escrow" and the "Equipment Vendor Escrow."

                              V. GLOBAL SETTLEMENT

      In exchange for being released from any Claims held by the Estate and receiving the Interests in Reorganized PFI and Konsyl and the other consideration provided to ICC under the Plan, ICC has agreed, in part, to contribute sufficient Cash (a) to make full distributions to Allowed Administrative, Fee, Priority Tax, Other Priority, Miscellaneous Secured, Convenience, Deficiency, and Insurance Claims, listed on the Schedule attached hereto as Exhibit 4; (b) to guarantee that at least a 20% distribution is made to General Unsecured Claims; and (c) to pay all costs for administering the Plan. The proposed settlement is the process of extensive negotiations by and among the Committee, the Debtor and ICC. The Debtor and Committee believe that the Global Settlement is in the best interest of the Estate and all Creditors.

      It is uncertain what funds would be available to pay Creditors absent the Global Settlement with ICC. The only liquid funds available for Creditors are the remaining proceeds from the Sale to Leiner. These proceeds are insufficient to pay all administrative and priority Claims and to also provide a meaningful recovery for unsecured Creditors. In addition, ICC has asserted claims, which the Committee disputes, exceeding $39,000,0000, which may be partially secured. In addition, the ICC DIP Claims, arising from post-petition advances and loans to the Debtor, exceed $6,500,000. If the ICC claims are included, then unsecured Creditors may not receive any distribution.

      The Estate may be able to assert several Claims against ICC for the recovery of certain funds. The Committee has investigated potential Claims against ICC and believes that none of ICC's prepetition claims may be properly characterized as secured, that some or all of ICC's prepetition claims could be subordinated, and that ICC has been obligated to pay the ordinary course expenses of the Debtor before and during the Chapter 11 Case.

      Notwithstanding the foregoing, the Committee, the Debtor and ICC have each recognized that litigating both ICC's Claims against the Estate and the Estate's Claims against ICC would involve substantial costs and involve significant risk. The parties have negotiated the terms and provisions of the attached Plan, which would provide a meaningful distribution to General Unsecured Claims in an efficient manner without the cost and delay otherwise associated with litigation. As a result of these negotiations, the Debtor, the Committee and ICC reached an agreement (the "Global Settlement"), which provides, in pertinent part, as follows:

            1. Pursuant to Bankruptcy Code ss. 1123(b)(3)(A) and Bankruptcy Rule 9019, the Plan constitutes an application for approval of a compromise and settlement of any and all claims, suits and causes of action of (a) the Debtors, the Estate and anyone claiming a right in a derivative capacity on their behalf (the "Debtor Claimants"); and (b) any holder of a Claim who submits a Ballot who consents to the Optional Release by checking the appropriate box on the Ballot(5) (the "Third Party Claimants" and, together with the Debtor Claimants, the "Releasors") against ICC and ICC Chemical and each of their present and former direct and indirect subsidiaries, affiliates, shareholders, members, partners and interest holders, and each of their present and former directors, officers, employees, representatives, agents, attorneys, advisors, successors and assigns (collectively, the "Released Parties").

            2. On the Effective Date, the Releasors hereby unconditionally and irrevocably release the Released Parties from any and all direct, indirect or derivative claims, obligations, suits, judgments, damages, rights, causes of action, liabilities, claims or rights of contribution and indemnification, and all other controversies of every type, kind, nature, description or character whatsoever, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or in part upon any act or omission, transaction, event or other occurrence taking place from the beginning of the world to the Effective Date arising from or relating in any way, directly or indirectly, to the Debtor, its assets, operations or liabilities, the Chapter 11 Case, the Plan, or the Disclosure Statement; provided however, that the Releasors shall not be deemed to have released any rights to enforce the terms of the Plan or their rights to distributions thereunder. BY RETURNING A BALLOT AND CHECKING THE BOX FOR THE OPTIONAL RELEASE, THE RELEASORS CONSENT TO AND GRANT THIS RELEASE AND ACKNOWLEDGE THAT THEY MAY HAVE CLAIMS OR LOSSES OF WHICH THEY ARE NOT CURRENTLY AWARE, OR THEY MAY HAVE UNDERESTIMATED. The consideration for the releases was given in part in exchange for the release of such claims. The Releasors hereby waive any rights or benefits under California Civil Code Section 1542, which provides that:

            A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of

----------
(5) Neither the Landlord nor the holders of the Litigation Claims is eligible to receive the ICC Individual Release Consideration for granting the Optional Release. Therefore, the holders of such Claims shall not be deemed to have granted the Optional Release even if any such holder submits a Ballot and checks the box for the Optional Release.

            executing the release, which if known by him must have materially affected his settlement with debtor and any rights or benefits under similar laws. The Confirmation Order shall specifically provide for the foregoing releases.

            3. On the Effective Date, the Releasors shall be permanently enjoined from commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind, asserting any setoff, right of subrogation, contribution, indemnification or recoupment of any kind, directly or indirectly, or proceeding in any manner in any place inconsistent with the releases granted to the Released Parties pursuant to the Plan. The Confirmation Order shall specifically provide for such injunction.

            4. The consideration ICC shall provide, or has provided, in exchange for the releases described in the Plan and the retention of 100% of the Class 12 Interests in Reorganized PFI includes the following (the "ICC Consideration"):

            (a) To the extent necessary to make distributions in accordance with the Plan to the holders of Allowed Claims in Classes 9 and 10, ICC acknowledges and agrees that any unsecured Claim it may assert shall be subordinated in time and right of payment to Convenience Claims in Class 9 and General Unsecured Claims in Class 10;

            (b) To the extent necessary to make distributions in accordance with the Plan to the holders of Allowed Claims in Classes 9 and 10, ICC shall waive the right to receive any distribution on account of (i) the Remaining PFI Obligations; (ii) the ICC DIP Claims; and (iii) the ICC Prepetition Secured Claim;

            (c) ICC shall contribute Cash in an amount necessary to ensure that the holders of Allowed Administrative, Priority Tax and Fee Claims and Allowed Claims in Classes 1, 9 and 10 receive the distributions required under the Plan (the "ICC Cash Contribution").

            (d) ICC shall continue to provide debtor-in-possession financing under the terms of the ICC DIP Loan Agreement in an amount as set forth in a budget to be agreed to by the Debtor, ICC and the Committee; and

            (e) ICC shall assume responsibility for the payment of (i) Insurance Claims, (ii) Deficiency Claims, and (iii) any Claims against the Debtor arising from medical claims paid by the Debtor's insurance carrier on behalf of the Debtor's former employees in excess of the premiums collected by such carrier from such employees who are covered under COBRA. Notwithstanding the foregoing, the Debtor and ICC reserve all of their rights and defenses under COBRA with respect to such covered employees.

            5. Additional Distribution to Unsecured Creditors. In exchange for the Optional Release, ICC shall provide each holder of an Unsecured Claim in Class 10 (other than the holder of the Landlord Claim and the holders of the Litigation Claims) with an additional distribution equal to 40% of the amount of the Allowed Claim in addition to any distribution received pursuant to the treatment accorded such Allowed General Unsecured Claims under the Plan, provided that each such holder checks the box on the Ballot consenting to the Optional Release (the "ICC Individual Release Consideration").

            6. Retained Interests and Assets. In partial exchange for the ICC Consideration, ICC shall be entitled to retain all of the Class 12 Interests in the Debtor and such Interests shall survive, continue in existence in full force and effect and shall constitute 100% of the Interests in Reorganized PFI after the Effective Date. In addition, on the Effective Date, Reorganized PFI shall immediately be vested with all right and title in 100% of the capital stock of Konsyl.

            7. No Admissions. The releases and injunctions granted in favor of the Released Parties are integral parts of the settlement and are necessary to confirm the Plan. The ICC Individual Release Consideration constitutes the consideration for the releases from the Third Party Claimants. Because all elements of the ICC Consideration will result in distributions to creditors of the Debtor, the entire ICC Consideration constitutes the consideration for the releases from the Debtor Claimants. The fact that ICC is providing the ICC Consideration and the ICC Individual Release Consideration in return for the releases shall not be construed as an admission or evidence the Releasors have valid claims against ICC or any of the other Released Parties.

                      VI. LITIGATION OF AVOIDANCE ACTIONS

      Under sections 547 and 550 of the Bankruptcy Code, a debtor may seek to avoid and recover certain prepetition payments made by the debtor to or for the benefit of a creditor, in the ninety days prior to the petition date, in respect of an antecedent debt if such transfer was made when the debtor was insolvent. Transfers made to a creditor that was an "insider" of the debtor are subject to these provisions if the payment was made within one year of the debtor's filing of a petition under chapter 11. Under section 547(c) of the Bankruptcy Code, certain defenses are available to a creditor from which a preference recovery is sought. The Debtor has the initial burden of proof in demonstrating the existence of all the elements of a preference, although there is a rebuttable presumption that the debtor was insolvent during the ninety days prior to the commencement of its bankruptcy case. The creditor has the initial burden of proof as to the aforementioned defenses under section 547(c) of the Bankruptcy Code.

      A listing of transfers to insiders and non-insiders is contained in the Statement of Financial Affairs for the Debtor and can be obtained from the Clerk of the Bankruptcy Court. In light of the substantial distributions being made to unsecured creditors under the Plan, combined with the time and cost associated with litigation of this nature, the Debtor does not at this time anticipate the pursuit of any Avoidance Actions.

      Moreover, neither the Plan Administrator nor any other Person shall have the power to pursue, litigate or settle Avoidance Actions against the Landlord or any Person who holds a Claim that (i) is identified in the schedule annexed to the Sale Order and has been paid in full by Leiner; (ii) has not disputed the scheduled amount of such Claim; (iii) is Allowed and who complies with Section
4.2 of the Plan and receives the ICC Individual Release Consideration; and (iv) is a Convenience Claim that is paid pursuant to Section 4.1 of the Plan.(6)

                   VII. SUMMARY OF THE PLAN OF REORGANIZATION

A.    General

      The Plan is a plan of reorganization that contemplates the reorganization of the Debtor - Reorganized PFI and the distribution of all proceeds from the closing of the Leiner sale and the ICC Consideration to satisfy the Allowed Claims in accordance with the subordination provisions of applicable documents and the scheme of priorities established under the Bankruptcy Code.

      THE FOLLOWING IS A SUMMARY OF SOME OF THE SIGNIFICANT ELEMENTS OF THE PLAN. THIS DISCLOSURE STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION SET FORTH IN THE PLAN.

B.    Classification and Treatment of Claims and Interests

      1.    Unclassified Claims

      The Bankruptcy Code does not require administrative and certain priority claims to be classified under a chapter 11 plan. Accordingly, Administrative Claims, Priority Tax Claims, the CIT DIP Claim, the ICC DIP Claims and Fee Claims have not been classified in the Plan.

      Except to the extent the holder of an Allowed Administrative Claim agrees otherwise, each holder of an Allowed Administrative Claim shall be paid in respect of such Allowed Claim (a) the full amount thereof in Cash, as soon as practicable after the later of (i) the Effective Date and (ii) the date on which such Claim becomes an Allowed Claim, or upon such other terms as may be agreed upon by the holder of such Allowed Claim, or (b) such lesser amount as the holder of such Allowed Administrative Claim and the Plan Administrator might otherwise agree.

      Except as provided herein, each holder of an Allowed Priority Tax Claim shall be paid in respect of such Allowed Claim either (a) the full amount thereof, without post-petition interest or penalty, in Cash, as soon as practicable after the later of (i) the Effective Date and (ii) the date on which such Claim becomes an Allowed Claim or upon such other terms as may be agreed upon by the holder of such Allowed Claim, or (b) such lesser amount as the holder of such Allowed Priority Tax Claim and the Plan Administrator might otherwise agree.

----------
(6) These provisions shall conspicuously be set forth in any demand letter or accompany any complaint transmitted in connection with any preference claim asserted by or on behalf of the Plan Administrator.

      The Debtor has paid all principal and interests owed CIT. The Debtor believes that there are no remaining obligations owed CIT. To the extent there are any unpaid amounts due under the CIT DIP Claim, then such Claim shall be paid in full, in Cash (including any outstanding and unpaid reasonable fees and expenses of CIT's counsel Otterbourg, Steindler, Houston & Rosen, F.C. and Richards, Layton & Finger, P.A.), on the Effective Date or as soon thereafter as is practicable in complete satisfaction of such Claim.

      As noted above, in connection with the Global Settlement ICC has, among other things, agreed to waive the right to receive distributions on account of the ICC DIP Claims under the Plan to the extent necessary to make the required distributions to the holders of Allowed Claims under the Plan. ICC's waiver of its right to receive such distributions under the Plan shall not constitute a release or waiver of any of its Claims.

      Each holder of an Allowed Fee Claim shall receive in full the unpaid amount of such Allowed Fee Claim in Cash on the Effective Date or as soon as practicable after such Fee Claim becomes an Allowed Claim.

      2.    Classification and Treatment of Claims and Interests.

      The Plan classifies and treats other Claims and Interests as follows:

Treatment of Class 1 Claims -- Other Priority Claims

      Each holder of an Allowed Other Priority Claim shall be paid in respect of such Allowed Claim (a) the full amount thereof in Cash, as soon as practicable after the later of (i) the Effective Date and (ii) the date on which such Claim becomes an Allowed Claim, or upon such other terms as may be agreed upon by the holder of such Allowed Claim, or (b) such lesser amount as the holder of such Allowed Other Priority Claim and the Debtor might otherwise agree.

      The Debtor believes that after accounting for Claims already paid and Claims subject to potential disallowance or reduction pursuant to objections sustained by the Bankruptcy Court, that the potential amount of Allowed Other Priority Claims should not exceed $0.00.

      The holders of Claims in this Class are not impaired and therefore not entitled to vote.

Treatment of Class 2 Claims -- Miscellaneous Secured Claims

      Class 2 Miscellaneous Secured Claims are not impaired. The Debtor believes that all valid Miscellaneous Secured Claims will be paid in full prior to the Confirmation Date and that there are no other valid Allowed Claims in this Class. To the extent there are any Claims in this Class, each such Claim shall be deemed to be a separate subclass. At the option of the Plan Administrator, holders of Class 2 Claims shall receive either the return of the collateral securing such Claim or the Net Proceeds from the disposition of the collateral securing such Claim without representation.

      The Debtor estimates that the Allowed Claims in this Class will be $0.

      The holders of Claims in this Class are not impaired and therefore not entitled to vote.

Treatment of Class 3 Claim -- CIT Prepetition Secured Claim

      This Class consists of the Allowed CIT Prepetition Secured Claim. The CIT Prepetition Secured shall be Allowed in an aggregate amount equal to $14,189,000 (including the amounts owed under the CIT DIP Claim), which has already been paid to CIT by the Debtor.

      To the extent there are any remaining obligations due under the Allowed CIT Prepetition Secured Claim prior to Confirmation, on the Effective Date, or as soon thereafter as practicable, the CIT Prepetition Secured Claim shall be paid in full, in Cash, in complete satisfaction of such Claim.

      The holder of the Claim in this Class is not impaired and therefore is not entitled to vote.

Treatment of Class 4 Claim -- ICC Prepetition Secured Claim

      This Class consists of the Allowed ICC Prepetition Secured Claim. The ICC Prepetition Secured Claim shall be Allowed in an aggregate amount equal to $31,081,346.26.

      As noted above, in connection with the Global Settlement ICC has, among other things, agreed to waive the right to receive a distribution on account of the ICC Prepetition Secured Claim under the Plan to the extent necessary to make the required distributions to the holders of Allowed Claims under the Plan. ICC's waiver of its right to receive a distribution under the Plan shall not constitute a release or waiver of any of ICC's other rights, claims or entitlements against the Debtor arising from the ICC Prepetition Secured Claim, and the ICC Prepetition Secured Claim shall remain a secured obligation against the Debtor in accordance with the terms of the ICC Loan Documents.

      The holder of the Claim in this Class is not impaired and therefore is not entitled to vote.

Treatment of Class 5 Claim -- GECC Secured Claim

      This Class consists of the Allowed GECC Secured Claim. The GECC Secured Claim shall be Allowed in an aggregate amount equal to approximately $2,420,507.63.

      On the Effective Date, or as soon as practicable thereafter, GECC shall be paid in full, in Cash, from the GECC Escrow in complete satisfaction of such Claim.

      The holder of the Claim in this Class is not impaired and therefore is not entitled to vote.

Treatment of Class 6 Claim - MB Financial Secured Claim

      This Class consists of the Allowed MB Financial Secured Claim. The MB Financial Secured Claim shall be Allowed in an aggregate amount equal to an amount not to exceed $1,200,000.

      On the Effective Date, or as soon as practicable thereafter, MB Financial shall be paid in full, in Cash, from the Equipment Vendor Escrow in complete satisfaction of such Claim.

      The holder of the Claim in this Class is not impaired and therefore is not entitled to vote.

Treatment of Class 7 Claim -- Key Secured Claim

      This Class consists of the Allowed Key Secured Claim. The Key Secured Claim shall be Allowed in an aggregate amount equal to approximately $998,452.39.

      On the Effective Date, or as soon as practicable thereafter, Key shall be paid in full, in Cash, from the Equipment Vendor Escrow in complete satisfaction of such Claim.

      The holder of the Claim in this Class is not impaired and therefore is not entitled to vote.

Treatment of Class 8 Claim -- Buhler Secured Claim

      This Class consists of the Allowed Buhler Secured Claim. The Buhler Secured Claim shall be Allowed in an aggregate amount equal to approximately $1,399,524.

      On the Effective Date, or as soon as practicable thereafter, Buhler shall be paid in full, in Cash, in complete satisfaction of such Claim.

      The holder of the Claim in this Class is not impaired and therefore is not entitled to vote.

Treatment of Class 9 Claims -- Convenience Claims

      This Class consists of Convenience Claims. Convenience Claims are Unsecured Claims, the amount of which is $15,000 or less, or Unsecured Claims with an Allowed Amount greater than $15,000 in which the holders thereof agree by designation on the ballot for voting on the Plan to reduce to $15,000 and have treated as a Class 9 Claim.

      The Debtor estimates that the amount of the Allowed Claims in this Class will not exceed $450,000.

      On the Effective Date, or as soon thereafter as is practicable, the holders of Convenience Claims shall receive a 90%, distribution, in Cash, in complete satisfaction of such Claims.

      The holders of Claims in this Class are impaired and therefore entitled to vote.

Treatment of Class 10 Claims -- General Unsecured Claims

      This Class consists of General Unsecured Claims.

      On the Effective Date, or as soon as practicable thereafter, unless otherwise agreed to by the holder of an Allowed General Unsecured Claim and the Plan Administrator, each holder of a General Unsecured Claim (exclusive of the Landlord Claim) shall receive a Pro Rata share of the Class 10 Pool up to 40% on account of the Allowed amount of such Claim from the funds in the Class 10 Pool Escrow and the KERP Escrow (if any, after all distributions are made under the Debtor's Key Employee Retention Plan, which was approved by order dated August 8, 2005); provided, however, that in the event that within one year of the Effective Date distributions to holders of Allowed General Unsecured Claims are below 20% (without regard to the ICC

Individual Release Consideration), ICC will contribute additional funds promptly after requested in writing by the Plan Administrator to ensure that holders of Allowed General Unsecured Claims receive a minimum 20% distribution on account of such Claims (without regard to the ICC Individual Release Consideration). On or before five (5) business days after the Effective Date, or as soon as practicable thereafter the Plan Administrator shall provide each holder of an Allowed General Unsecured Claim listed in the Initial Distribution List (Exhibit
3) with a distribution equal to 20% of such Allowed Claim. In addition the funds held in the Landlord Escrow shall be released to the Landlord, on the dates and in the manner contained in the ICC-Landlord Settlement Agreement, on account of the Landlord Claim. Nothing in the Plan or this Disclosure Statement shall be deemed to modify, amend or otherwise effect the terms of the ICC-Landlord Settlement Agreement or the Debtor-Landlord Stipulation.

      As noted above, in connection with the Global Settlement ICC and ICC Chemical have, among other things, agreed to waive the right to receive distributions on account of any Unsecured Claims under the Plan to the extent necessary to make the required distributions to the holder of Claims in Classes 9 and 10 of the Plan. ICC's and ICC Chemical's waiver of their rights to receive distributions under the Plan shall not constitute a release or waiver of any of ICC's or ICC Chemical's rights, claims and entitlements against the Debtor arising from the Unsecured Claims of ICC and the ICC Chemical Unsecured Claim, and such Unsecured Claims shall remain obligations of the Debtor in accordance with the terms of the documents evidencing such Claims.

      The Debtor estimates that, excluding the Subordinated Claims, the Assumed Leiner Payables, the Litigation Claims and any Deficiency Claims, the Allowed Amount of Claims in this Class will not exceed $6,550,000.

      In addition, in exchange for the Optional Release, on the Effective Date ICC shall provide each holder of an Unsecured Claim in Class 10 (other than the Landlord and the holders of the Litigation Claims) with the ICC Individual Release Contribution, provided that each such holder checks the box on the Ballot consenting to the Optional Release.

      Holders of Claims in this Class are impaired and therefore entitled to vote.

Treatment of Class 11 Subordinated Claims

      Any unsecured Claim of ICC, its affiliates, successors and assigns and all Intercompany Claims shall been subordinated in time and right of payment to Claims in Class 10 (collectively, the "Subordinated Claims"). Holders of Allowed Subordinated Claims shall be paid, up to the Allowed amount of such Claim, any Cash remaining after payment in full of other Allowed Claims. In connection with the Global Settlement, ICC and ICC Chemical have, among other things, agreed to subordinate their right and time in payment for their Allowed Claims to the extent necessary to make the required distributions to the holders of Claims in Classes 9 and 10 of the Plan. ICC's and ICC Chemical's agreement to subordinate their right and time to payment under the Plan shall not constitute a release or waiver of any of ICC's or ICC Chemical's rights, claims and entitlements against the Debtor arising from the unsecured Claims of ICC and the ICC Chemical Unsecured Claim, and such unsecured Claims shall remain obligations of the

Debtor in accordance with the terms of the documents evidencing such Claims and applicable law.

      The holders of Subordinated Claims in this Class are impaired and therefore entitled to vote.

Treatment of Class 12 Interests

      The holder of Class 12 Interests shall retain all of its rights, claims and entitlements in and to the Interests in the Debtor held by ICC under the Plan. After cancellation of the Class 13 Interests, ICC shall be deemed to be the holder of 100% of the Interests of Reorganized PFI.

      The holder of the Claim in this Class is not impaired and therefore not entitled to vote.

Treatment of Class 13 Interests

      The holders of Class 13 Interests shall receive no distribution.

      On the Effective Date, all Class 13 Interests shall be deemed canceled, null and void and of no force or effect. Accordingly, the holders of Class 13 Interests are deemed to reject the Plan and are not entitled to vote.

      3.    Intercompany Claims

      On the Effective date, all intercompany claims (prepetition or postpetition) existing between the Debtor and Konsyl shall continue to exist on the respective books and records of each company and shall not be deemed cancelled or otherwise impaired or affected in any manner whatsoever.

      4.    Reservation of Rights

      Nothing contained in the Plan shall be deemed to limit the right of any party-in-interest, including, without limitation, ICC, to object to any Administrative Claims (including Fee Claims), Priority Claims, Other Priority Claims and Miscellaneous Secured Claims filed in this Chapter 11 Case.

C.    Means for Implementation of the Plan; Distributions

      1.    Distribution of Leiner Sale Proceeds And Escrows

      As described above, the amounts held in the GECC Escrow, Equipment Vendor Escrow, KERP Escrow (if any, after all distributions are made under the Debtor's Key Employee Retention Plan, which was approved by order dated August 8, 2005), Purchase Price Adjustment Escrow, Class 10 Pool Escrow, ICC Release Escrow, Professional Fee Escrow, and Convenience Escrow shall be released and distributed so that the distributions required to be made to the holders of Claims in Class 1, 2, 3, 4, 5, 6, 7, 8, 9 and 10 of the Plan can be made.

      2.    ICC Consideration under Global Settlement

      The Plan will further be implemented from the ICC Consideration and the ICC Individual Release Consideration contained in the Global Settlement. On the Confirmation Date, ICC shall deposit (a) the sum of $700,000 into the Class 10 Pool Escrow to secure the payment of the amounts from the Class 10 Pool; (b) the sum of $700,000 into ICC Release Escrow to secure the payment of the ICC Individual Release Consideration; and (c) the sum of $450,000 into the Convenience Escrow to secure the payment of Allowed Claims in Class 9. In addition, on or before the Effective Date, ICC will provide the Plan Administrator the sum of $1,500,000, which the Debtor, ICC and the Committee believe should be sufficient to fund the reserves for Administrative Claims, Plan Expenses, Disputed Administrative Claims, Disputed Priority Tax Claims, Disputed Other Priority Claims, and Fee Claims as further described in Article VIII of the Plan. In the event that additional consideration is required by the Plan Administrator in order to make the distributions required to be made to holders of Allowed Claims under the Plan, the Plan Administrator shall inform ICC in writing of the need for such additional consideration, and ICC shall promptly deposit such amount with the Plan Administrator.

      3.    Reservation of Rights and Claims of ICC

      ICC's agreement to waive the right to receive distributions under the Plan shall not constitute a release or waiver of any of ICC's other rights, claims and entitlements arising from the ICC DIP Claims, the Secured Claims, and unsecured Claims it has against the Debtor, and all such Claims shall remain obligations of the Debtor.

      4.    Retention of Class 12 Interests in Reorganized PFI

      On the Effective Date, the Class 12 Interests shall be deemed to be 100% of the capital stock of Reorganized PFI. In addition, on the Effective Date, Reorganized PFI shall take all actions necessary to terminate the registration of the Debtor's common stock under Section 12(g) of the Securities and Exchange Act of 1934, as amended, as of the Effective Date, including the filing of a Form 15 with the Securities Exchange Commission and any other forms and documents necessary and appropriate in connection therewith, and the execution and delivery of such further agreements, documents, certificates, and the taking of such other acts as may be necessary to effectuate the foregoing.

      The Debtor's Charter will be amended as of the Effective Date to the extent necessary to incorporate these provisions of the Plan and to prohibit the issuance of nonvoting equity securities as required by section 1123(a)(6) of the Bankruptcy Code.

      5.    Corporate Action

      On the Effective Date and automatically and without further action (except as otherwise necessary pursuant to applicable non-bankruptcy law), (i) each existing member of the board of directors of the Debtor will be deemed to have resigned, (ii) the new board members shall be deemed to have been elected to the board of Reorganized PFI, and (iii) the Plan Administrator and Reorganized PFI shall be authorized and empowered to take all such actions and measures necessary to implement and administer the terms and conditions of the Plan.

      6.    Plan Funding

      On the Effective Date, the Debtor will transmit or cause to be transmitted to the Plan Administrator and the Plan Administrator will be vested with all rights, title, and interests in: (a) all of the amounts held in the GECC Escrow, Vendor Equipment Escrow, the KERP Escrow (if any, after all distributions are made under the Debtor's Key Employee Retention Plan, which was approved by order dated August 8, 2005), the Class 10 Pool Escrow, the ICC Release Escrow, the Professional Fee Escrow, and the Convenience Escrow; (b) any remaining proceeds from the sale of assets to Leiner pursuant to section 363 of the Bankruptcy Code (other than the Purchase Price Escrow, which will vest with Reorganized PFI as of the Effective Date under section 5.9 of the Plan); (c) Cash on hand; (d) contributions from ICC, including, without limitation, the ICC Consideration and the ICC Individual Release Consideration; and (e) recovery from the prosecution of Avoidance Actions as determined by the Plan Administrator. All specific estate assets mentioned in this section will vest with the Plan Administrator. All amounts remaining in the Class 10 Pool Escrow, the ICC Release Escrow, the Convenience Escrow, GECC Escrow, Vendor Equipment Escrow, Professional Fee Escrow, and KERP Escrow after the payment of all Allowed Claims in the Classes entitled to receive payments from such escrows under the Plan shall be promptly distributed to ICC by the Plan Administrator.

      7.    Duties of Plan Administrator Under the Plan

      Subject to the foregoing, the duties and powers of the Plan Administrator to administer the Plan shall include the following:

            (a) To prosecute, compromise or settle objections to Claims and/or Interests (disputed or otherwise) and to make or direct that distributions be made to holders of Allowed Claims;

            (b) To make decisions regarding the retention or engagement of Professionals and to pay, without court order, all reasonable fees and expenses incurred after the Effective Date;

            (c) To make or direct distributions to holders of Allowed Claims and to otherwise implement and administer the Plan;

            (d) To pursue, litigate or settle the Avoidance Actions and to enforce the terms of the Global Settlement with ICC in accordance with the Plan and pay all associated costs;

            (e) To file with the Bankruptcy Court the reports and other documents and to pay any and all fees required by the Plan or otherwise required to close the Chapter 11 Case, including the preparation and filing of a motion for a final decree;

            (f) To set off amounts owed to the Debtor against any and all amounts otherwise due to be distributed to the holder of an Allowed Claim under the Plan; and

            (g) To take all other actions not inconsistent with the provisions of the Plan deemed necessary or desirable in connection with administering the Plan.

      8.    Revesting

      Except as otherwise provided for in the Plan or the Confirmation Order, on the Effective Date, without any further action, Reorganized PFI will be vested with all of the property of the Debtor's Estate (including, without limitation, 100% of the capital stock of Konsyl and the interest in the Purchase Price Escrow, but specifically excluding the property described in section 5.6(a)-(e) of the Plan), free and clear of all Claims, Liens and Interests and shall have all of the powers of a corporation under applicable law. As of the Effective Date, the Reorganized PFI may operate its business and use, acquire and dispose of property and settle and compromise claims or interests without the supervision of the Bankruptcy Court or Plan Administrator free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

D.    Distributions Under the Plan

      1.    Distributions for Claims Allowed as of the Effective Date

      Except as otherwise provided herein or as ordered by the Bankruptcy Court, distributions to be made on account of Claims that are Allowed Claims as of the Effective Date or on the Initial Distribution List shall be made on the Effective Date or as soon thereafter as is practicable. Any distribution to be made on the Effective Date pursuant to the Plan shall be deemed as having been made on the Effective Date if such distribution is made on the Effective Date or as soon thereafter as is practicable. Any payment or distribution required to be made under the Plan on a day other than a Business Day shall be made on the next succeeding Business Day.

      2.    Reserves

Reserve for Administrative Claims

      On the Effective Date, or as soon as practicable thereafter, the Plan Administrator shall establish and maintain a reserve (the "Administrative Claims Reserve") from the Cash on hand on the Effective Date and from contributions from ICC for Administrative Claims that may be asserted prior to or on the Administrative Claims Bar Date.

Reserve for Plan Expenses

      On the Effective Date, or as soon as practicable thereafter, the Plan Administrator shall establish and maintain a reserve in an amount equal to the estimated Plan Expenses (the "Plan Expense Reserve") from Cash on hand on the Effective Date and from contributions from ICC. Upon the closing of the Chapter 11 Case, the Plan Administrator shall release and distribute in accordance with the provisions of the Plan any portion of the Plan Expense Reserve not used to fund Plan Expenses.

Reserve for Fee Claims

      On the Effective Date, or as soon as practicable thereafter, the Plan Administrator shall establish and maintain a reserve for payment of estimated unpaid Fee Claims in an amount equal to the amount that the Plan Administrator anticipates will be incurred for fees and expenses by Professionals retained in the Chapter 11 Case up to and including the Effective Date, and the balance of such Cash, if any, remaining after all Fee Claims have been resolved and paid, shall be distributed to ICC.

      3. Reserves for Disputed Administrative, Priority Tax and Other Priority Claims

      On or before the Effective Date, the Plan Administrator shall establish and maintain a reserve in an amount equal to all Disputed Administrative Claims, Disputed Priority Tax Claims and Disputed Other Priority Claims in an amount equal to what would be distributed to holders of Disputed Administrative, Disputed Priority Tax, and Disputed Other Priority Claims if their Disputed Claims were deemed Allowed Claims on the Effective Date or on the Administrative Claims Bar Date or such other amount as may be approved by the Bankruptcy Court upon motion of the Plan Administrator. With respect to such Disputed Claims, if, when, and to the extent any such Disputed Claim becomes an Allowed Claim by Final Order, the relevant portion of the Cash held in reserve therefor shall be distributed by the Plan Administrator to the Claimant in a manner consistent with distributions to similarly situated Allowed Claims. The balance of such Cash, if any, remaining after all Disputed Administrative, Disputed Priority Tax, and Disputed Other Priority Claims have been resolved, shall be distributed to ICC. No payments or distributions shall be made with respect to a Claim which is a Disputed Claim pending the resolution of the dispute by Final Order.

      4.    Reserves for Disputed Class 10 General Unsecured Claims

      On or before the Effective Date, the Plan Administrator shall establish and maintain a reserve for all Disputed Class 10 General Unsecured Claims. For purposes of establishing a reserve for Disputed Class 10 General Unsecured Claims, Cash will be set aside on or before the Effective Date equal to the amount that would have been distributed to the holders of Disputed Class 10 General Unsecured Claims had their Disputed Claims been deemed Allowed Claims on the Effective Date or such other amount as may be approved by the Bankruptcy Court. With respect to such Disputed Claims, if, when, and to the extent any such Disputed Claim becomes an Allowed Claim by Final Order, the relevant portion of the Cash held in reserve therefor shall be distributed by the Plan Administrator to the Claimant in a manner consistent with distributions to similarly situated Allowed Claims. The balance of such Cash, if any, shall be distributed in accordance with the provisions of the Plan.

      5.    Claims Objection Deadline

      Objections to Claims shall be filed and served upon each affected Creditor no later than ninety (90) days after the Effective Date, provided however, that this deadline may be extended by the Bankruptcy Court upon motion of the Plan Administrator, with or without notice or hearing. Notwithstanding the foregoing, unless an order of the Bankruptcy Court specifically provides for a later date, any proof of, or other assertion of a, Claim filed after the Confirmation

Date shall be automatically disallowed as a late filed Claim, without any action by the Plan Administrator, unless and until the party filing such Claim obtains the written consent of the Plan Administrator or obtains an order of the Bankruptcy Court upon notice to the Plan Administrator that permits the late filing of the Claim, and the holder of such disallowed Claim shall be forever barred from asserting such Claim against the Debtor, the Estate or Property, Reorganized PFI or its property. In the event any proof of claim is permitted to be filed after the Confirmation Date pursuant to an order of the Bankruptcy Court, the Plan Administrator shall have sixty (60) days from the filing of such proof of claim or order to object to such Claim, which deadline may be extended by the Bankruptcy Court upon motion of the Plan Administrator with or without notice or a hearing.

      6.    Unclaimed Property

      If any distribution remains unclaimed for a period of ninety (90) days after it has been delivered (or attempted to be delivered) in accordance with the Plan to the holder of an Allowed Claim or Interest entitled thereto, such unclaimed property shall be forfeited by such holder, whereupon all right, title and interest in and to the unclaimed property shall be held in reserve by the Plan Administrator to be distributed Pro Rata to holders of Claims in accordance with the Plan.

      7.    Release of Liens

      Except as otherwise provided in the Plan or in any contract, instrument or other agreement or document created in connection with the Plan, on the Effective Date, all mortgages, deeds of trust, liens or other security interests against the property of the Debtor's estate shall be released, and all the right, title and interest of any holder of such mortgages, deeds of trust, liens or other security interests shall revert to Reorganized PFI and its successors and assigns.

      8.    Rights of Actions

      On the Effective Date, the Plan Administrator shall be vested with the Avoidance Actions against any Person or Entity, with the exception of all claims released pursuant to the Plan and Confirmation Order. The Plan Administrator may pursue, settle or release all retained Avoidance Actions, as appropriate, in accordance with the best interest of and for the benefit of the holders of Allowed Claims.

      9.    Withholding Taxes

      Any federal, state, or local withholding taxes or other amounts required to be withheld under applicable law shall be deducted from distributions hereunder. All Persons holding Claims shall be required to provide any information necessary to effect the withholding of such taxes.

      10.   Fractional Cents

      Any other provision of the Plan to the contrary notwithstanding, no payment of fractions of cents will be made. Whenever any payment of a fraction of a cent would otherwise be called for, the actual payment shall reflect a rounding down of such fraction to the nearest whole cent.

      11.   Payments of Less than Ten Dollars

      If a cash payment otherwise provided for by the Plan with respect to an Allowed Claim would be less than ten ($10.00) dollars (whether in the aggregate or on any payment date provided in the Plan), notwithstanding any contrary provision of the Plan, the Plan Administrator shall not be required to make such payment and such funds shall be otherwise distributed to holders of Allowed Claims in accordance with the Plan.

E.    Unexpired Leases and Executory Contracts

      Any and all pre-petition leases or executory contracts not previously rejected by the Debtor, unless specifically assumed pursuant to orders of the Bankruptcy Court prior to the Confirmation Date or the subject of a motion to assume or assume and assign pending on the Confirmation Date, shall be deemed rejected by the Debtor effective as of the Confirmation Date but subject to the occurrence of the Effective Date.

      All proofs of claim with respect to Claims arising from the rejection of executory contracts or leases shall, unless another order of the Bankruptcy Court provides for an earlier date, be filed with the Bankruptcy Court within thirty (30) days after the mailing of notice of entry of the Confirmation Order. All proofs of claim with respect to Claims arising from the rejection of executory contracts shall be treated as Class 10 General Unsecured Claims for purposes of a distribution pursuant to the Plan, unless and until the Person or Entity asserting such Claim obtains an order of the Bankruptcy Court upon notice to the Debtor, that allows the Claims in another Class under the Plan. Unless otherwise permitted by Final Order, any proof of claim that is not filed before the Confirmation Hearing (other than those Claims arising from the rejection of executory contracts or leases which may be filed within thirty (30) days after mailing of the notice of entry of Confirmation Order as set forth above) shall automatically be disallowed as a late filed Claim, without any action by the Plan Administrator, and the holder of such Claim shall be forever barred from asserting such Claim against the Debtor, its Estate, the Reorganized PFI or property of Reorganized PFI.

F.    Retention of Jurisdiction

      Following the Confirmation Date and until such time as all payments and distributions required to be made and all other obligations required to be performed under the Plan have been made and performed by the Plan Administrator and the Debtor, as the case may be, the Bankruptcy Court shall retain jurisdiction as is legally permissible, including, without limitation, for the following purposes:

            (a) Claims. To determine the allowance, classification, or priority of Claims against the Debtor upon objection by the Debtor, or any other party in interest;

            (b) Injunction, etc. To issue injunctions or take such other actions or make such other orders as may be necessary or appropriate to restrain interference with the Plan or its execution or implementation by any Person, to construe and to take any other action to enforce and execute the Plan, the Confirmation Order, or any other order of the Bankruptcy Court, to issue such orders as may be necessary for the implementation, execution, performance and consummation of the Plan and all matters referred to herein, and to determine all matters that may be pending before the Bankruptcy Court in the Chapter 11 Case on or before the Effective Date with respect to any Person or Entity;

            (c) Professional Fees. To determine any and all applications for allowance of compensation and expense reimbursement of Professionals for periods before the Effective Date, as provided for in the Plan;

            (d) Certain Priority Claims. To determine the allowance and classification of any Priority Tax Claims, Other Priority Claims, Administrative Claims or any request for payment of an Administrative Claim;

            (e) Dispute Resolution. To resolve any dispute arising under or related to the implementation, execution, consummation or interpretation of the Plan and/or Confirmation Order and the making of distributions hereunder and thereunder, including, without limitation, any dispute concerning the Global Settlement and the Amended Leiner APA;

            (f) Executory Contracts and Unexpired Leases. To determine any and all motions for the rejection, assumption, or assignment of executory contracts or unexpired leases, and to determine the allowance of any Claims resulting from the rejection of executory contracts and unexpired leases;

            (g) Actions. To determine all applications, motions, adversary proceedings, contested matters, actions, and any other litigated matters instituted in the Chapter 11 Case by or on behalf of the Debtor or the Plan Administrator, including, but not limited to, the Avoidance Actions commenced by the Debtor or to be commenced by the Plan Administrator, and any remands;

            (h) General Matters. To determine such other matters, and for such other purposes, as may be provided in the Confirmation Order or as may be authorized under provisions of the Bankruptcy Code;

            (i) Plan Modification. To modify the Plan under section 1127 of the Bankruptcy Code, remedy any defect, cure any omission, or reconcile any inconsistency in the Plan or the Confirmation Order so as to carry out its intent and purposes;

            (j) Aid Consummation. To issue such orders in aid of consummation of the Plan and the Confirmation Order notwithstanding any otherwise applicable non-bankruptcy law, with respect to any Person or Entity, to the full extent authorized by the Bankruptcy Code;

            (k) Protect Property. To protect the Property of the Debtor and Reorganized PFI from adverse Claims or interference inconsistent with the Plan, including to hear actions to quiet or otherwise clear title to such property based upon the terms and provisions of the Plan or to determine a purchaser's exclusive ownership of claims and causes of actions retained under the Plan;

            (l) Abandonment of Property. To hear and determine matters pertaining to abandonment of Property of the Estate;

            (m) Implementation of Confirmation Order. To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated; and

            (n)   Final Order. To enter a final order closing the Chapter 11
                  Case.

G.    Conditions to Confirmation

      The Plan shall not be confirmed unless and until the following conditions have been satisfied in full or waived by the Debtor, ICC and the Committee:

            (a) The Confirmation Order shall be in form and substance satisfactory to the Debtor, ICC and the Committee, which Confirmation Order shall approve all provisions, terms and conditions of the Plan (including, without limitation, the Global Settlement); and

            (b) No amendments, modifications, supplements or alterations shall have been made to the Plan or any document delivered in connection therewith, without the express written consent of the Debtor, ICC and the Committee (which consent may be granted, withheld, or conditioned in the Debtor's, ICC's and the Committee's sole discretion).

H.    Conditions to Effectiveness

      The Plan shall not become effective unless and until each of the following conditions has been satisfied in full or waived by the Debtor, ICC and the
Committee:

            (a) The Bankruptcy Court shall have entered the Confirmation Order by February 24, 2006 and such Order shall be in form and substance satisfactory to the Debtor, ICC and the Committee; and

            (b) All reserve accounts described in the Plan have been adequately funded;

            (c)   The Confirmation Order shall have become a Final Order.

I.    Modification or Revocation of the Plan

      1.    Pre-Confirmation Modification

      On notice to and opportunity to be heard by the United States Trustee, the Plan may be altered, amended or modified by the Debtor before the Confirmation Date as provided in section 1127 of the Bankruptcy Code; provided, however, that any such amendment or modification of the Plan must be approved in writing by ICC and the Committee.

      2.    Post-Confirmation Immaterial Modification

      With the approval of the Bankruptcy Court and on notice to and an opportunity to be heard by the United States Trustee and without notice to holders of Claims and Interests, the Plan Administrator, may, insofar as it does not materially and adversely affect the interest of holders of Claims, correct any defect, omission or inconsistency in the Plan in such manner and to such extent as may be necessary to expedite consummation of the Plan; provided, however, that any such amendment or modification of the Plan must be approved in writing by ICC.

      3.    Post-Confirmation Material Modification

      On notice to and an opportunity to be heard by the United States Trustee, the Plan may be altered or amended after the Confirmation Date by the Plan Administrator in a manner which, in the opinion of the Bankruptcy Court, materially and adversely affects holders of Claims, provided that such alteration or modification is made after a hearing and otherwise meets the requirements of section 1127 of the Bankruptcy Code; provided, however, that any such amendment or modification of the Plan must be approved in writing by ICC.

J.    Miscellaneous

      1.    Successors and Assigns

      The rights, benefits and obligations of any Person or Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, the heirs, executors, administrators, successors and/or assigns of such Persons or Entities.

      2.    Preservation of Insurance

      The Plan shall not diminish or impair the enforceability of any insurance policy that may cover Claims against the Debtor (including, without limitation, its officers or directors) or any other person or entity.

      3.    Exculpation

      On the Effective Date, (a) the Debtor, and its respective present and former officers, directors, employees, representatives, members, partners, counsel and other agents, successors and assigns (solely in their capacities as partners, members, officers, directors, employees, representatives, counsel and other agents of the Debtor), (b) the Committee, the members of the Committee in their representative capacity and any such parties' respective present or former advisors, attorneys, consultants and agents, and
(c) ICC and its affiliates and their respective present and former officers, directors, employees, representatives, shareholders, members, partners, counsel, and other agents, successors and assigns (solely in their capacities as shareholders, partners, members, officers, directors, employees, representatives, counsel and other agents), and any present or former advisors and attorneys, shall be deemed released by each of them against the other, and by all holders of Claims or Interests, of and from any claims, obligations, rights, causes of action and liabilities for any act or omission occurring solely during the period from the Petition Date through the Effective Date, the Chapter 11 Case, including, without limiting the generality of the foregoing, any act or omission occurring solely in connection with all postpetition sales of Property, the Disclosure Statement, the pursuit of approval of the Disclosure Statement, the pursuit of confirmation of the Plan, the consummation of the Plan or the administration of the Plan or the property to be distributed under the Plan, except for acts or omissions which constitute willful misconduct or gross negligence, and all such Persons, in all respects, shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan and under the Bankruptcy Code.

      4.    Discharge

      Except as otherwise provided for in the Plan or in the Confirmation Order, in accordance with section 1141(d) of the Bankruptcy Code, entry of the Confirmation Order acts as a discharge effective as of the Effective Date of all debts, Claims against, Liens on, and Interests in the Debtor, its assets and properties, which debts, Claims, Liens and Interests arose at any time before the entry of the Confirmation Order. The discharge of the Debtor shall be effective as to each Claim and Interest, regardless of whether a proof of Claim or Interest was filed or whether the Claim or Interest was Allowed or whether the holder of the Claim or Interest votes to accept the Plan. On the Effective Date, as to each and every discharged Claim and Interest, any holder of such Claim or Interest shall be precluded from asserting such Claim or Interest against the Debtor or Reorganized PFI or their assets or properties.

      5.    Injunction

      On and after the Confirmation Date, all Persons or Entities who have held, hold or may hold Claims against or Interests in the Debtor are, with respect to any such Claims or Interests, permanently enjoined from and after the Confirmation Date from: (a) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind (including, without limitation, any proceeding in a judicial, arbitral, administrative or other forum) against the Debtor or Reorganized PFI or any of their property, or any direct or indirect transferee of any property of, or direct or indirect successor in interest to, any of the foregoing Entities and all of their respective present and former subsidiaries, affiliates, directors, agents, employees, and representatives and their successors and assigns, or any property of any of the foregoing (collectively, the "Protected Parties"); (b) enforcing, levying, attaching (including, without limitation, any pre-judgment attachment), collecting or otherwise recovering by any manner or means whether directly or indirectly, of any judgment, award, decree or order; (c) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against any of the Protected Parties; (d) asserting any right of setoff, subrogation, or recoupment of any kind, directly or indirectly, against any obligation due by any of the Protected Parties; and (e) taking any actions in any place and in any manner whatsoever that do not conform to or comply with the provisions of the Plan.

      6.    Dissolution of the Committee

      On the Effective Date, the Committee shall dissolve and all members shall be released and discharged from their duties and responsibilities as members of the Committee in connection with the Chapter 11 Case, the Disclosure Statement, and the Plan and the implementation, except with respect to any appeal of an order in the Chapter 11 Case and applications for Professional fees

      7.    Post-Confirmation Committee

      On the Effective Date, the Post-Confirmation Committee shall come into existence for the purposes more fully set forth in the Plan Administration Agreement. The members of the Post-Confirmation Committee shall not be entitled to any fees or expenses under the Plan.

                     VIII. VOTING REQUIREMENTS, ACCEPTANCE
                          AND CONFIRMATION OF THE PLAN

      The Bankruptcy Code requires that, in order to confirm the Plan, the Bankruptcy Court must make a series of findings concerning the Plan and the Debtor, including that (i) the Plan has classified Claims and Interests in a permissible manner, (ii) the Plan complies with applicable provisions of the Bankruptcy Code, (iii) the Debtor has complied with applicable provisions of the Bankruptcy Code, (iv) the Debtor has proposed the Plan in good faith and not by any means forbidden by law, (v) the disclosure required by section 1125 of the Bankruptcy Code has been made, (vi) the Plan has been accepted by the requisite votes of creditors (except to the extent that cramdown is available under section 1129(b) of the Bankruptcy Code) (see "Acceptance of Plan" and "Confirmation Without Acceptance of All Impaired Classes,") (vii) the Plan is feasible and confirmation is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtor under the Plan unless such liquidation or reorganization is proposed in the Plan, (viii) the Plan is in the "best interests" of all holders of Claims or Interests in an impaired Class by providing to such holders on account of their Claims or Interests property of a value, as of the Effective Date, that is not less than the amount that such holder would receive or retain in a chapter 7 liquidation, unless each holder of a Claim or Interest in such Class has accepted the Plan, (ix) all fees and expenses payable under 28 U.S.C. ss. 1930, as determined by the Bankruptcy Court at the hearing on confirmation, have been paid or the Plan provides for the payment of such fees on the Effective Date and (x) the Plan provides for the continuation after the Effective Date of all retiree benefits, as defined in section 1114 of the Bankruptcy Code, at the level established at any time prior to confirmation pursuant to sections 1114(e)(1)(B) or 1114(g) of the Bankruptcy Code, for the duration of the period that the Debtor has obligated itself to provide such benefits, provided, however that upon motion by the Debtor, the Bankruptcy Court may enter an order pursuant to sections 1114(e)(1) and 1114(g) providing for the modification in the payment of retiree benefits, under certain circumstances.

A.    Parties in Interest Entitled to Vote

      Pursuant to the Bankruptcy Code, only Classes of Claims and Interests that are "impaired" (as defined in section 1124 of the Bankruptcy Code) under the Plan are entitled to vote to accept or reject the Plan. A Class is impaired if the legal, equitable or contractual rights to which the Claims or Interests of that Class entitled the holders of such Claims or Interests are modified, other than by curing defaults and reinstating the debt. Classes of Claims and Interests that are not impaired are not entitled to vote on the Plan and are conclusively presumed to have accepted the Plan. In addition, Classes of Claims and Interests that receive no distributions under the Plan are not entitled to vote on the Plan and are deemed to have rejected the Plan.

B.    Class Impaired Under the Plan

      The following Classes of Claims may be impaired under the Plan and are entitled to vote on the Plan: Classes 9, 10 and 11.

      Accordingly, acceptances of the Plan are being solicited only from those holders in Classes 9, 10 and 11 that will or may receive a distribution under the Plan. The holders of Class 13 Interests are deemed not to have accepted the Plan, while the holders of Claims in Classes 1, 2, 3, 4, 5, 6, 7, and 8 and Class 12 Interests are unimpaired and deemed to have accepted the Plan. Accordingly, the Debtor is only soliciting acceptances from members of Classes 9, 10 and 11.

C.    Voting Procedures and Requirements

      VOTING ON THE PLAN BY EACH HOLDER OF AN IMPAIRED CLAIM ENTITLED TO VOTE ON THE PLAN IS IMPORTANT. YOU SHOULD COMPLETE, SIGN AND RETURN EACH BALLOT YOU RECEIVE.

Ballots

      In voting for or against the Plan, please use only the Ballot sent to you with this Disclosure Statement. If you are a member of Classes 9, 10 and 11 and did not receive a Ballot, if your Ballot is damaged or lost or if you have any questions concerning voting procedures, please call Debtor's voting agent, Delaware Claim Agency, LLC at (302) 658-1067.

      In most cases, each ballot enclosed with this Disclosure Statement has been encoded for voting purposes with the Claim that you hold. PLEASE FOLLOW THE DIRECTIONS CONTAINED ON THE ENCLOSED BALLOT CAREFULLY.

Returning Ballots

      IF YOU ARE A HOLDER OF A CLASS 9, 10 or 11 CLAIM ENTITLED TO VOTE, YOU SHOULD COMPLETE AND SIGN YOUR BALLOT AND RETURN IT IN THE ENCLOSED ENVELOPE TO:
14605 INCORPORATED (f/k/a PHARMACEUTICAL FORMULATIONS, INC.) DELAWARE CLAIMS AGENCY, LLC, P.O. BOX 515, 230 NORTH MARKET STREET, 2nd FLOOR, WILMINGTON, DELAWARE 19801. VOTES CANNOT BE TRANSMITTED ORALLY. FACSIMILE

BALLOTS WILL NOT BE ACCEPTED. TO BE COUNTED, ORIGINAL SIGNED BALLOTS MUST BE RECEIVED ON OR BEFORE FEBRUARY 16, 2006 AT 4:00 P.M., PREVAILING EASTERN TIME. IT IS OF THE UTMOST IMPORTANCE TO THE DEBTOR THAT YOU VOTE PROMPTLY TO ACCEPT THE PLAN.

Optional Release in Exchange for Additional Distribution for Class 10 - General Unsecured Claims

      If you hold a Claim in Class 10 - General Unsecured Claims of the Plan, you are entitled to vote to accept or reject the Plan, and will have received a Ballot along with this Disclosure Statement. Ballots for Class 10 Creditors also contain a separate option for such Creditor to participate in the Global Settlement with ICC on an individual basis. All General Unsecured Creditors (other than the holder of the Landlord Claim and the holders of Litigation Claims) are eligible to grant ICC the Optional Release. In exchange for granting ICC the Optional Release, holders of General Unsecured Claims in Class 10 will receive a distribution equal to 40% of such holder's Allowed Claim in addition to any distribution received by virtue of being a member of Class 10 under the Plan. IN ORDER TO GRANT ICC THE OPTIONAL RELEASE AND TO RECEIVE THE ADDITIONAL 40% DISTRIBUTION, YOU MUST CHECK THE SPECIALLY MARKED BOX ON YOUR BALLOT TO ACCEPT OR REJECT THE PLAN. It does not matter whether such holder believes that it holds a Claim against ICC or any other party being released in order to participate. The Debtor recommends that you return a Ballot and vote in favor of the Plan and that you check the box granting ICC the Optional Release.

D.    Confirmation Hearing

      The Bankruptcy Code requires the Bankruptcy Court, after notice, to conduct a hearing regarding whether the Plan and the Debtor has fulfilled the confirmation requirements of section 1129 of the Bankruptcy Code. The Confirmation Hearing has been scheduled for February 24, 2006 at 11:30 a.m. before the Honorable Mary F. Walrath, United States Bankruptcy Court, 5th Floor, 824 Market Street, Wilmington, Delaware 19801. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice, except for an announcement at the Confirmation Hearing of the date to which the Confirmation Hearing has been adjourned.

E.    Confirmation

      At the Confirmation Hearing, the Bankruptcy Court will confirm the Plan only if all of the requirements of section 1129 of the Bankruptcy Code are met. Among the requirements for Confirmation are that the Plan (i) is accepted by the requisite holders of Claims and Interests or, if not so accepted, is "fair and equitable" and "does not discriminate unfairly" as to the non-accepting Class or Classes of Claims or Interests, (ii) is in the "best interests" of each holder of a Claim or Interest that does not vote to accept the Plan in each impaired Class under the Plan, (iii) is feasible and (iv) complies with the applicable provisions of the Bankruptcy Code.

F.    Acceptance of Plan

      As a condition to confirmation, the Bankruptcy Code requires that each class of impaired claims or interests vote to accept the Plan, except under certain circumstances. See "Confirmation Without Acceptance of All Impaired Classes" below. A plan is accepted by an impaired class of claims if holders of at least two-thirds in dollar amount and more than one-half in number of claims of that class vote to accept the plan. A plan is accepted by an impaired class of interests if holders of at least two-thirds of the number of shares in such class vote to accept the plan. Only those holders of claims or interests who actually vote count in these tabulations. Holders of claims or interest who fail to vote are not counted as either accepting or rejecting a plan.

      In addition to this voting requirement, section 1129 of the Bankruptcy Code requires that a plan be accepted by each holder of a claim or interest in an impaired class or that the plan otherwise be found by the Bankruptcy Court to be in the best interests of each holder of a claim or interest in such class. See "Best Interests Test" below. In addition, each impaired class must accept the plan for the plan to be confirmed without application of the "fair and equitable" and "unfair discrimination" tests in section 1129(b) of the Bankruptcy Code discussed below. See "Confirmation Without Acceptance of All Impaired Classes" below.

G.    Confirmation Without Acceptance of All Impaired Classes

      The Bankruptcy Code contains provisions for confirmation of the Plan even if the Plan is not accepted by all Impaired Classes, as long as at least one Impaired Class of Claims or Interest has accepted it. These so-called "cramdown" provisions are set forth in section 1129(b) of the Bankruptcy Code.

      A plan may be confirmed under the cramdown provisions if, in addition to satisfying all other requirements of section 1129(a) of the Bankruptcy Code, it
(a) "does not discriminate unfairly" and (b) is "fair and equitable," with respect to each class of claims or interests that is impaired under, and has not accepted, the Plan. As used by the Bankruptcy Code, the phrases "discriminate unfairly" and "fair and equitable" have specific meanings unique to bankruptcy law.

      In general, the cramdown standard requires that a dissenting class receive full compensation for its allowed claim or interests before any junior class receives any distribution. More specifically, section 1129(b) of the Bankruptcy Code provides that a plan can be confirmed under that section if: (a) with respect to a secured class, (i) the holders of such claims retain the liens securing such claims to the extent of the allowed amount of such claims and that each holder of a claim of such class receive deferred Cash payments equaling the allowed amount of such claim as of the Plan's effective date or (ii) such holders realize the indubitable equivalent of such claims; (b) with respect to an unsecured claim, either (i) the impaired unsecured creditor must receive property of a value equal to the amount of its allowed claim, or (ii) the holders of claims and interests that are junior to the claims of the dissenting class may not receive any property under the plan; or (c) with respect to a class of interests, either (i) each holder of an interest of such class must receive or retain on account of such interest property of a value, equal to the greater of the allowed amount of any fixed liquidation preference to which such holder is entitled, any fixed redemption price to which such holder is entitled or the value of such interest, or (ii) the holder of any interest that is junior to the interest of such class may not receive or retain any property on account of such junior interest.

      The "fair and equitable" standard, also known as the "absolute priority rule," requires, among other things, that unless a dissenting unsecured class of claims or a class of interests receives full compensation for its allowed claims or allowed interests, no holder of claims or interests in any junior class may receive or retain any property on account of such claims or interests. With respect to a dissenting class of secured claims, the "fair and equitable" standard requires, among other things, that holders either (i) retain their liens and receive deferred Cash payments with a value as of the plan's effective date equal to the value of their interest in property of the Estate or (ii) otherwise receive the indubitable equivalent of these secured claims. The "fair and equitable" standard has also been interpreted to prohibit any class senior to a dissenting class from receiving under a plan more than 100% of its allowed claims. The requirement that a plan not "discriminate unfairly" means, among other things, that a dissenting class must be treated substantially equally with respect to other classes of equal rank.

      THE DEBTOR RESERVES THE RIGHT TO SEEK CONFIRMATION OF THE PLAN UNDER THE CRAMDOWN PROVISIONS OF THE BANKRUPTCY CODE.

H.    Best Interests Test

      In order to confirm the Plan, the Bankruptcy Court must independently determine that the Plan is in the best interests of each holder of a Claim or Interest in any such impaired Class who has not voted to accept the Plan. Accordingly, if an impaired Class does not unanimously accept the Plan, the best interests test requires the Bankruptcy Court to find that the Plan provides to each member of such impaired Class a recovery on account of the Class member's Claim or Interest that has a value, as of the Effective Date, at least equal to the value of the distribution that each such member would receive if the Debtor was liquidated under chapter 7 of the Bankruptcy Code on such date.

I.    Liquidation Analysis

      In this case, the Debtor has sold substantially all of its assets to Leiner and the Plan proposes the distribution of the proceeds therefrom to Creditors. Further, although ICC has senior liens on all of the Debtor's remaining assets, ICC has agreed to waive its right to receive distributions under the Plan in accordance with the terms and conditions of the Global Settlement to the extent necessary to ensure that holders of Class 9 and 10 Claims receive the distributions contemplated in the Plan. Absent such voluntary waiver by ICC, all of the Debtor's remaining assets would be subject to foreclosure by ICC on account of the ICC DIP Claims and the ICC Prepetition Secured Claims, which total in excess of $39,000,000. Indeed, if this case were to be converted to Chapter 7, the Debtor's Estate would incur the costs of payment of a statutorily allowed commission to the Chapter 7 trustee, as well as the costs of counsel and other professionals retained by the trustee, yet it is likely that ICC would either receive possession of all of the remaining assets or all of the proceeds recognized from the liquidation of such assets by a Chapter 7 trustee given the enormity of its Secured Claims and Unsecured Claims. The Debtor believes such amount would exceed the amount of plan expenses that will be incurred in implementing the Plan and winding up the affairs of the Debtor. The Estate would also be obligated to pay all unpaid expenses incurred by the Debtor during this case (such as compensation for Professionals), which are allowed in the Chapter 7 case. Accordingly, the Debtor believes that holders of Claims entitled to vote would get nothing or substantially less than anticipated under the Plan if the Chapter 11 Case were converted to a Chapter 7 case.

J.    Feasibility

      Under section 1129(a)(11) of the Bankruptcy Code, the Debtor must show that confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtor or any successor to the Debtor (unless such liquidation or reorganization is proposed in the Plan). The Plan clearly complies with this requirement because all of the Debtor's remaining assets will be distributed to creditors pursuant to the terms of the Plan and, provided the Plan is confirmed and consummated, the Estate will no longer exist to be subject to future reorganization or liquidation.

K.    Compliance with the Applicable Provisions of the Bankruptcy Code

      Section 1129(a)(1) of the Bankruptcy Code requires that the Plan comply with the applicable provisions of the Bankruptcy Code. The Debtor has considered each of these issues in the development of the Plan and believes that the Plan complies with all applicable provisions of the Bankruptcy Code.

          IX. ALTERNATIVE TO CONFIRMATION AND CONSUMMATION OF THE PLAN

      The Debtor believes the Plan affords holders of Claims and Interests the potential for the greatest realization on the Debtor's assets and, therefore, is in the best interests of such holders. If the Plan is not confirmed, the only viable alternatives are dismissal of the Chapter 11 Case or conversion to Chapter 7 of the Bankruptcy Code. Neither of these alternatives is preferable to confirmation and consummation of the Plan.

      If the Chapter 11 Case were dismissed, Creditors and Interest Holders would revert to a "race to the courthouse," the result being that Creditors and Interest Holders would not receive a fair and equitable distribution of the Debtor's remaining assets. As set forth in the Debtor's liquidation analysis above, the Debtor believes the Plan provides a greater recovery to Creditors than would be achieved in a Chapter 7. Therefore, a Chapter 7 case is not an attractive or superior alternative to the Plan. Thus, the Plan represents the best available alternative for maximizing returns to creditors.

                                X. RISK FACTORS

A.    Allowed Claims May Exceed Estimates

      The projected distributions set forth in this Disclosure Statement are based upon the Debtor's good faith estimate of the amount of Plan Expenses that will be incurred and total amount of Claims in each class that will ultimately be allowed. The actual amount of Plan Expenses could be greater than expected for a variety of reasons, including greater than anticipated administrative and litigation costs associated with resolving disputed claims. Additionally, the actual amount of Allowed Claims in any class could be greater than anticipated, which will impact the distributions to be made to holders of Allowed Claims.

B.    Plan May Not Be Accepted or Confirmed

      While the Debtor believes the Plan is confirmable under the standards set forth in 11 U.S.C. ss. 1129, there can be no guarantee that the Bankruptcy Court will agree.

                         XI. CERTAIN FEDERAL INCOME TAX
                            CONSEQUENCES OF THE PLAN

      The following discussion addresses certain United States federal income tax consequences of the consummation of the Plan. This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Tax Code"), existing and proposed regulations thereunder, current administrative rulings, and judicial decisions as in effect on the date hereof, all of which are subject to change, possibly retroactively. No rulings or determinations by the Internal Revenue Service have been obtained or sought by the Debtor with respect to the Plan. An opinion of counsel has not been obtained with respect to the tax aspects of the Plan. This discussion does not purport to address the federal income tax consequences of the Plan to particular classes of taxpayers (such as foreign persons, S corporations, mutual funds, small business investment companies, regulated investment companies, broker-dealers, insurance companies, tax-exempt organizations and financial institutions) or the state, local or foreign income and other tax consequences of the Plan. NO REPRESENTATIONS ARE MADE REGARDING THE PARTICULAR TAX CONSEQUENCES OF THE PLAN TO ANY HOLDER OF A CLAIM OR INTEREST. EACH HOLDER OF A CLAIM OR INTEREST IS STRONGLY URGED TO CONSULT A TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE TRANSACTIONS DESCRIBED HEREIN AND IN THE PLAN.

A.    Federal Income Tax Consequences to Holders to Claims and Interests

      A holder of an Allowed Claim or Interest will generally recognize ordinary income to the extent that the amount of Cash or property received (or to be received) under the Plan is attributable to interest that accrued on a Claim but was not previously paid by the Debtor or included in income by the holder of the Allowed Claim or Interest. A holder of an Allowed Claim or Interest will generally recognize gain or loss equal to the difference between the holder's adjusted basis in its Claim and the amount realized by the holder upon consummation of the Plan that is not attributable to accrued but unpaid interest. The amount realized will equal the sum of Cash and the fair market value of other consideration received (or to be received).

      The character of any gain or loss that is recognized will depend upon a number of factors, including the status of the Creditor, the nature of the Claim or Interest in its hands, whether the Claim was purchased at a discount, whether and to what extent the Creditor has previously claimed a bad debt deduction with respect to the Claim, and the Creditor's holding period of the Claim or Interest. If the Claim or Interest in the Creditor's hands is a capital asset, the gain or loss realized will generally be characterized as a capital gain or loss. If the Creditor is a non-corporate taxpayer, such gain or loss will constitute long-term capital gain or loss if the Creditor held such Claim or Interest for longer than one year or short-term capital gain or loss if the Creditor held such Claim or Interest for less than one year.

      A holder of an Allowed Claim or Interest who receives, in respect of its Claim, an amount that is less than its tax basis in such Claim or Interest may be entitled to a bad debt deduction if either: (i) the holder is a corporation; or (ii) the Claim or Interest constituted (a) a debt created or acquired (as the case may be) in connection with a trade or business of the holder or (b) a debt the loss from the worthlessness of which is incurred in the holder's trade or business. A holder that has previously recognized a loss or deduction in respect of its Claim or Interest may be required to include in its gross income (as ordinary income) any amounts received under the Plan to the extent such amounts exceed the holder's adjusted basis in such Claim or Interest.

      Holders of Claims or Interests who were not previously required to include any accrued but unpaid interest in their gross income with respect to a Claim or Interest may be treated as receiving taxable interest income to the extent any consideration they receive under the Plan is allocable to such interest. Holders previously required to include in their gross income any accrued but unpaid interest on a Claim may be entitled to recognize a deductible loss to the extent such interest is not satisfied under the Plan.

      Holders of a Claim constituting any installment obligation for tax purposes may be required to currently recognize any gain remaining with respect to such obligation if, pursuant to the Plan, the obligation is considered to be satisfied at other than its face value, distributed, transmitted, sold or otherwise disposed of within the meaning of section 453B of the Tax Code.

      The holders of Class 9 and 10 Claims may only receive a partial distribution on their Claims, it is unlikely that holders of Class 11 Claims will receive any distribution, and Class 13 Interest holders will not receive any distributions under the Plan on account of their Interests. Whether the holder of such Claims or Interests will recognize gain or loss, a deduction for worthless securities or any other tax treatment will depend upon facts and circumstances that are specific to the nature of the holder and its Claims or Interests. Accordingly, to determine any tax consequences as a result of consummation of the Plan, holders of Class 9,10 and 11 Claims and Class 13 Interests should consult their respective tax advisors.

      Under backup withholding rules, a holder of an Allowed Claim may be subject to backup withholding at the rate of 30 percent with respect to payments made pursuant to the Plan unless such holder (a) is a corporation or is otherwise exempt from backup withholding and, when required, demonstrates this fact or (b) provides a correct taxpayer identification number and certifies under penalty of perjury that the taxpayer identification number is correct and that the holder is not subject to backup withholding because of failure to report all dividend and interest income. Any amount withheld under these rules will be credited against the holder's federal income tax liability. Holders of Claims may be required to establish an exemption from backup withholding or to make arrangements with regard to payment thereof.

B.    Federal Income Tax Consequences to the Debtor

      Cancellation of Indebtedness

      Under the Tax Code, a taxpayer generally must include in gross income the amount of any cancellation of indebtedness income ("COD income") realized during the taxable year. Section 108 of the Tax Code provides an exception to this general rule, however, if the cancellation occurs in a case under the Bankruptcy Code, but only if the taxpayer is under the jurisdiction of the Bankruptcy Court and the cancellation is granted by the Bankruptcy Court or is pursuant to a plan approved by the Bankruptcy Court.

      Section 108 of the Tax Code requires the amount of COD income so excluded from gross income to be applied to reduce certain tax attributes of the taxpayer. The tax attributes that may be subject to reduction include the taxpayer's net operating losses and net operating loss carryovers (collectively, "NOLs"), certain tax credits and most tax credit carryovers, capital losses and capital loss carryovers, tax bases in assets, and foreign tax credit carryovers. Attribute reduction is calculated only after the tax for the year of discharge has been determined. Section 108 of the Tax Code further provides that a taxpayer does not realize COD income from cancellation of indebtedness to the extent that payment of such indebtedness would have given rise to a deduction.

C.    Importance of Obtaining Professional Tax Assistance

      The foregoing is intended to be only a summary of certain of the United States federal income tax consequences of the Plan and is not a substitute for careful tax planning with a tax professional. Holders of Claims or Interests are strongly urged to consult with their own tax advisors regarding the federal, state, local and foreign income and other tax consequences of the Plan, including, in addition to the issues discussed above, whether a bad debt deduction may be available with respect to their Claims and if so, when such deduction or loss would be available.

      THE FOREGOING DISCUSSION OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, HOLDERS OF CLAIMS OR INTERESTS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES OF THE PLAN, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

                       XII. RECOMMENDATION AND CONCLUSION

      THE DEBTOR AND THE COMMITTEE BELIEVE THAT CONFIRMATION AND CONSUMMATION OF THE PLAN IS IN THE BEST INTERESTS OF CREDITORS AND THAT THE PLAN SHOULD BE CONFIRMED. THE DEBTOR AND THE COMMITTEE ALSO BELIEVE THAT CONFIRMATION OF THE PLAN IS PREFERABLE TO ALL OTHER ALTERNATIVES BECAUSE IT WILL PROVIDE RECOVERIES TO CREDITORS IN EXCESS OF THOSE WHICH WOULD OTHERWISE BE AVAILABLE IF THE CHAPTER 11 CASE WERE DISMISSED OR CONVERTED TO A CASE UNDER CHAPTER 7 OF THE BANKRUPTCY CODE. THE DEBTOR AND THE COMMITTEE STRONGLY RECOMMENDS THAT ALL CREDITORS RECEIVING A BALLOT VOTE IN FAVOR OF THE PLAN.

DATED:  January 12, 2006

                                             Respectfully submitted,

                                             Pharmaceutical Formulations, Inc.

                                             By:    /s/ James C. Ingram
                                                  ------------------------------
                                             Name:     James C. Ingram
                                             Title:    Chief Executive Officer

                                    EXHIBIT 1

            Debtor's First Amended Chapter 11 Plan of Reorganization

                                    EXHIBIT 2

                             Assumed Leiner Payables

MINERAL AND PIGMENT SOLUTIONS INC
MING TAI CHEMICAL
MOTION AUTOMATION INC.
NATIONAL AIR FILTER
NATOLI ENGINEERING CO. INC.
NORDSON CORPORATION
NORWOOD MARKING SYSTEMS
NOVARTIS NUTRITION
NOVUS FINE CHEMICALS
OTTENS FLAVOR
PACKAGE ALL
PARADIGM PACKAGING EAST
PART SOURCE INTERNATIONAL
PENN BOTTLE & SUPPLY COMPANY
PFIZER PHARMACEUTICALS
PHENOMENEX
PURE PLAST INC
R.A. JONES & CO INC.
RAVEN BIOLOGICALS
RESOLUTION PACKAGING
RESTEK CORPORATION
ROBERT MILLER ASSOC
RUGER CHEMICAL CO INC
SANOLITE CHEMICAL CORP
SCHILLING MARKETING & ASSOC
SENSIENT COLORS
SHARPSVILLE CONTAINER
SHASUN USA INC
SHIONOGI QUALICAPS, INC.
SHUSTER LABORATORIES, INC
SP INDUSTRIES, INC.
SPECK INDUSTRIAL CONTROLS INC
STANWELL WEST INC.
STILES RUBBER COMPANY
STILLWELL-HANSEN INC
STRETCHRITE PKG SUPPLY CO., INC.
SUDCHEMIE PERFORMANCE PKG
SUMMIT FILTER CORP
TBL SERVICES, INC.
TEMPLE-INLAND
THERMO ELECTRON CORP
TOWER LABORATORIES, LTD.
TRANSCAT
TRI STATE CONTAINER CORP
TRIANGLE PACKAGING INC
TSI INCORPORATED

U S PHARMACOPEIA
U.S. FILTER UNSWORTH TRANSPORT INT'L INC
UPS PREFERRED #27
VWR INTERNATIONAL INC
WEBER DISPLAY AND PACKAGING WEI MING
AMERICA, INC.
XPEDX

A & S PHARMACEUTICAL CORP
AIRMATIC COMPRESSOR SYSTEMS, INC
ALBEMARLE CORPORATION(1)
ALCOA FLEXIBLE PACKAGING LLC
ALLIED ELECTRONICS
AMERICAN CASTING
AMERICAN MARKING SYSTEMS
AMI SPECIALTY FILMS
APPROVED FIRE PROTECTION CO
ASHLAND DISTRIBUTORS
BAILEY REFRIGERATION CO. INC.
BARRINGTON CHEMICAL CORP
BASF CORPORATION
BERNHARD INC.
BIDDLE SAWYER CORP
BIO CLINICAL LABS
BLANVER U.S.A.
BOSCH PACKAGING TECHNOLOGY
CAPSUGEL
CARECAM INTERNATIONAL
CELSIS LABORATORY GROUP
CERILLIANT CORPORATION
CERTIFIED LABS
CHAUCER PRESS INC
CHEMTECH SPECIALTIES, INC
CHR HANSEN INC
COLORCON P R INC
CONCENTRA MEDICAL CENTERS
CONTINENTAL STOCK TRANSFER AND TRUST COMPANY
CURRY SALES INC
DESICCARE, INC.
DOMETRICS INC
DP SOLUTIONS, INC
DWYER INSTRUMENTATION INC.
EDISON MECHANICAL CONTRACTORS, INC
EM CHEMICALS
ENTERPRISE CONTAINER, LLC.
ENVENTYS CREATIVE

FEDEX            2392-8996-7
FISHER SCIENTIFIC
FLO-TECH
FMC CORPORATION
FRUTAROM MEER CORP
GARDEN STATE TRUCKING & MESSENGER INC
GE ANALYTICAL INSTRUMENTS
GETINGE USA
GLOBAL EQUIPMENT CO
HAMILTON CASTER & MFG. CO
HILTI INC.
HYPEX INC.
IMA NORTH AMERICA, INC
INDUSTRIAL CONTROLS
INNOVATIVE FOLDING CARTON CO
INTERNATIONAL SPECIALTY PROD.
JERSEY SCALES AND SYSTEMS, INC.
JILIN PHARMACEUTICAL (USA) INC
KAR PRODUCTS
KEER ELECTRICAL SUPPLY
KEITH MACHINERY CORP
KERRIGAN & DEMAR LLC
LAB SAFETY SUPPLY
LIGHTNIN
MAIN CO.
MALLADI, INC
MALLINCKRODT BAKER, INC
MC MASTER-CARR
MERCURY ADHESIVES
MICROSOLV TECHNOLOGY CORP

                                    Exhibit 3

                            Initial Distribution List

                                                       Claim                Total                Under                Over
                                                        No.              outstanding            $15,000              $15,000
3D EXHIBITS, INC                                                           15,312.60                                 15,312.60
ACCEL SERVICES INC                                                            851.84              851.84
ADP INC                                                 129                 1,850.74            1,850.74
ADT SECURITY SYSTEM                                                           580.97              580.97
ADVANTAGE SALES & MARKETING                                                26,706.51                                 26,706.51
AHC, INC.                                                                   2,000.00            2,000.00
AIRGAS EAST INC                                                               212.04              212.04
AJ JERSEY INC                                                               1,443.57            1,443.57
ARAMARK REFRESHMENT SERVICES                                                2,049.25            2,049.25
ARBILL SAFETY PRODUCTS                                                      6,944.68            6,944.68
ARDOM BEARING GROUP                                                           175.08              175.08
BARCLAY BRAND FERDON                                                        6,740.21            6,740.21
BARCOR INC                                                                  6,423.85            6,423.85
BARTEL LANDSCAPING                                                          5,404.28            5,404.28

BAYWAY LUMBER                                                               2,547.18            2,547.18
BROTHERS LOCK & SAFE                                                          106.00              106.00
BUREAU VERITAS CONSUMER PRODUCT SVCS INC                                      390.00              390.00
CARNEGIE ASSOCIATES, INC                                                      250.00              250.00
CHPA                                                                       15,250.00                                 15,250.00
CINTAS CORPORATION                                      102                18,476.80                                 18,476.80
CITY CLEANING CONTRACTORS                                                  41,222.24                                 41,222.24
CLEM CALABRESE                                                              9,500.00            9,500.00
CLEO COMMUNICATIONS                                                         2,625.00            2,625.00
CMN                                                                           888.76              888.76

COPY DYNAMICS                                                               9,847.40            9,847.40
COWORX STAFFING SVCS, LLC                                                   1,026.26            1,026.26
CP MARKETING & SALES,INC.                                                  30,000.00                                 30,000.00
CROSSMARK, PRIVATE LABEL INC.                            78                 1,901.20            1,901.20
CROWN CREDIT COMPANY                                                       11,465.84           11,465.84
CT CORPORATION SYSTEM                                                       1,490.50            1,490.50
DATASTREAM                                              118                10,260.54           10,260.54
DAVE PECKHAM                                                                7,607.59            7,607.59
DAYMON WORLDWIDE, INC.                                                      5,437.46            5,437.46
DELL MARKETING L.P.                                                         2,768.32            2,768.32
DUFF & PHELPS, LLC                                                          4,237.00            4,237.00

DUN & BRADSTREET                                                              487.90              487.90
E C bridges, Inc                                                            3,720.00            3,720.00
ECKERT SEAMANS CHERIN & MELLOTT LLC                                           399.80              399.80
EDISON TOWNSHIP - WATER DEPT                                                  196.50              196.50
EDISON WATER COMPANY - 460                                                  2,479.36            2,479.36

FEDERAL EXPRESS CORP                                                        1,273.77            1,273.77
FEDERATED FOODS INC.                                                       33,681.85                                 33,681.85
FIRST STAFF                                                                   216.38              216.38
FORMTECH GRAPHICS                                                             591.88              591.88

GENERAL SEWER SERVICE/BTJ CORPORATION                                       3,950.00            3,950.00
GLOBAL VISION SALES, INC.                                                  20,581.25                                 20,581.25
GREEN MEADOW ENVIRONMENTAL ASSOC                                            2,379.00            2,379.00
GSI, INC.                                               156                13,215.80           13,215.80
HONEYWELL INTERNATIONAL INC                                                 7,677.33            7,677.33
HONEYWELL INTERNATIONAL INC                                                 3,497.21            3,497.21
HSM SECURITY MONITORING                                                     1,645.33            1,645.33

HYNES, INC.                                                                43,069.93                                 43,069.93

IRON AGE CORP (KNAPP)                                                      10,881.80           10,881.80
IZZI TRUCKING & RIGGING, INC.                                               2,520.00            2,520.00
JACOB & MILLS                                                              28,673.23                                 28,673.23
JOHN BRADLEY & SALES                                     44                75,000.00                                 75,000.00
JP CONSULTANTS                                                                199.17              199.17
KENCO WIRE & IRON PRODUCTS, INC                                             4,975.00            4,975.00
KEY EQUIPMENT FINANCE                                   139                 1,125.27            1,125.27
KKM INC                                                 111                42,043.00                                 42,043.00

MARKETING MANAGEMENT INC                                                   22,730.75                                 22,730.75
MCELROY, DEUTSCH & MULVANEY                                                 1,623.03            1,623.03
MCFADDEN & DILLON                                                          98,566.00                                 98,566.00
MCI, INC.                                                                   1,397.44            1,397.44

MIDCO WASTE SYSTEMS                                                        22,532.68                                 22,532.68
MYCOR SERVICES INC.                                                         1,489.00            1,489.00
NALCO                                                   142                 8,984.23            8,984.23
NEW JERSEY DEPT OF LABOR                                                    6,112.23            6,112.23

                                                       Claim                Total                Under                Over
                                                        No.              outstanding            $15,000              $15,000
NEW JERSEY TIME RECORDER                                                     805.60              805.60

NIAGARA COUNTY COMMUNITY COLLEGE                                              625.00             625.00
NJ DIV OF FIRE SAFETY                                                       2,127.00           2,127.00
NJBIA                                                                         124.23             124.23
O/K DURABLE PACKAGING INC                                                     132.28             132.28

PARESH PATEL T/A K & N COMPUTERS                                           17,793.25                                 17,793.25
PASHMAN STEIN                                                               1,181.78           1,181.78
PAUL MARDINLY DURHAM JAMES                                                  1,152.00           1,152.00
PAUL WIENER                                                                 1,800.00           1,800.00
PENDERGAST SAFETY                                                             111.05             111.05
PENNIE & EDMONDS                                                            1,228.38           1,228.38
PEOPLE 2.0                                                                 42,745.63                                 42,745.63
PERFECT VISION INC t/a                                                      1,398.15           1,398.15
PETER THOMSON                                                               5,000.00           5,000.00
PITNEY BOWES PURCHASE POWER                                                 1,038.98           1,038.98
PORTFOLIO EVALUATIONS, INC                               80                 4,000.00           4,000.00
PR NEWSWIRE, INC.                                                           1,115.00           1,115.00
PRIME ENVIRONMENTAL, INC                                                    3,350.00           3,350.00

PROLOGIS TRUST                                                             13,887.68          13,887.68
PSE & G CO.       52-401-05529                                              9,002.54
PSE&G    51-583-062-06                                                        184.63
PSE&G  52 384 954 12                                    135               261,003.90                                270,231.07
PSE&G  52 384 954 12                                                           40.00
QUALITY ENVIRONMENTAL SERVICES                                              4,837.00           4,837.00

RETAIL SERVICES PLUS                                                       24,982.79                                 24,982.79

RICH FIRE PROTECTION                                                          924.32             924.32
ROBERT J. REICHLIN                                                          1,300.00           1,300.00
ROCHE INTERNATIONAL LIMITED                                                   263.00             263.00
RYDER TRUCK RENTAL                                                          1,501.90           1,501.90
SAMUEL V SEVERINO                                       128                13,125.00          13,125.00
SCARINCI & HOLLENBECK LLC                                63                11,004.59          11,004.59
SETON IDENTIFICATION PRODUCTS                                               1,222.56           1,222.56
SMART & ASSOC., LLP                                                        11,447.33          11,447.33
SNELLING 10695                                                              3,759.19           3,759.19
SOLOMON-PAGE GROUP LLC                                                     23,042.00                                 23,042.00

STEP 3 CONSULTING                                                          50,000.00                                 50,000.00
STERLING COMMERCE                                        15                 2,683.87           2,683.87
STRATEGIS                                                                   5,000.00           5,000.00
STROOCK & STROOCK & LAVAN                                                     314.96             314.96
STUART RABECK &                                                                80.53              80.53

SWEET CLAIMS CO                                                             1,625.60           1,625.60
TAYLOR DOCK AND DOOR CO.                                                    6,495.00           6,495.00
THE SWANSON GROUP                                                           7,500.83           7,500.83
TOPCO ASSOCIATES, INC.                                                        575.77             575.77
U.S. SECURITY ASSOCIATES INC                                               18,709.34                                 18,709.34

UNIVAR USA INC.                                                                27.81              27.81
US HEALTHWORKS MEDICAL GROUP NJ, PC                                           425.00             425.00
VERIZON        7100-604  08Y                                                1,768.12           1,768.12
VERIZON        8016-574 68Y                                                    67.32              67.32


VERIZON WIRELESS                                                              950.82             950.82

VILLAGE OFFICE SUPPLY                                                       2,846.26           2,846.26
VORDENBERG MARKETING INC.                                                   1,348.12           1,348.12
W W GRAINGER                                                                6,764.52           6,764.52
WESTERN PEST SERVICES                                                       1,745.24           1,745.24
WISSAHICKON                                                                 1,491.00           1,491.00
XEROX CORPORATION                                                             880.84             880.84
XTRA LEASE                                                                    185.80             185.80
New Jersey Casualty                                      68                23,000.00                                 23,000.00
Professional Health Services                             30                    36.00              36.00
The Metro Group                                          64                 2,598.33           2,598.33
Custom Brush                                            103                   149.00             149.00
Dornbush Schaefer                                       133                 7,552.77           7,552.77
ABF Freight                                                                   214.93             214.93
Transcat                                                                       22.57              22.57
Stanwell                                                                    1,905.12           1,905.12

                                                                 -------------------------------------------------------------
Total                                                                   1,336,132.06          331,781.14          1,004,350.92
                                                                 =============================================================

                                    Exhibit 4

                                Insurance Claims

                                   Exhibit 4

                               Insurance Companies

Creditor Name
--------------------------------------------------------------------
AFCO Credit Corporation
Cananwill, Inc.
Flat Iron Capitol Corp
First Insurance Funding Corp.
Lexington Insurance Company
National Union Fire Insurance Company of Pittsburgh PA
The Insurance Company of the State of Pennsylvania
Commerce and Industry Insurance Company
American Home Assurance Company
New Hampshire Insurance Company

                                    Exhibit 5

                                Litigation Claims

                                                                       Exhibit 5

                              LITIGATION CLAIMS(1)

Fiorito v. Pharmacuetical Formulations, Inc., Case No. 02 CV 2273 (SDNY) (RCC)

Apotex Coproation and Torpharm v. Pharmaceutical Formulations, Inc., Case No. 05-0504 (Appellate Court of Illinois, First Judicial District)

Ramos v. Pharmaceutical Formulations, Inc. (Middlesex County Superior Court, New Jersey)

Stanley v. Pharmacuetical Formulations, Inc., Case No. 02-1737 (274th Judicial District Court, Hays County, Texas)

Rosenski v. Pharmacuetical Formulations, Inc., Case No. 02 L 014863 (Cook County Circuit Court, Cook County, Illinois)

Garden State Trucking and Messenger, Inc. v. Pharmacuetical Formulations, Inc., Case No. L-008797-04 (Middlesex County Superior Court, New Jersey)

Whitnack (Nowicki) v. Pharmacuetical Formulations, Inc., (Middlesex County Superior Court, New Jersey)

Darrian Kelly v. K-Mart, Case No. 99-000162(13) (Circuit Court of the 17th Judicial District, Broward County, Florida)

Caruso v. Pharmaceutical Formulations, Inc.

----------

(1) The inclusion of a party on this schedule shall in no way be deemed an admission as to the validity of any litigation between the Debtor and such party. The Debtor expressly reserves the right to amend, modify or supplement this schedule and to file objections to any claims asserted by the parties identified on this schedule including, without limitation, objections as to the validity, amounts and priority asserted in any proof of claim (filed or not) against the Debtor.